                                                                  EXHIBIT 4.12.1


================================================================================








                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                        MAJESTIC INVESTOR HOLDINGS, LLC,

                                    AS PARENT

                           BARDEN COLORADO GAMING, LLC

                         BARDEN MISSISSIPPI GAMING, LLC

                            BARDEN NEVADA GAMING, LLC

                                  AS BORROWERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                                    AS LENDER

                          DATED AS OF DECEMBER 6, 2001






================================================================================

                               TABLE OF CONTENTS

1.    DEFINITIONS AND CONSTRUCTION.............................................1
      1.1   Definitions........................................................1
      1.2   Accounting Terms..................................................32
      1.3   Code..............................................................32
      1.4   Construction......................................................33
      1.5   Schedules and Exhibits............................................33
      1.6   Indenture.........................................................33

2.    LOAN AND TERMS OF PAYMENT...............................................33
      2.1   Revolver Advances.................................................33
      2.2   [Intentionally omitted.]..........................................35
      2.3   Borrowing Procedures and Settlements..............................35
      2.4   Payments..........................................................36
      2.5   Overadvances......................................................37
      2.6   Interest Rates and Letter of Credit Fee:  Rates, Payments,
            and Calculations..................................................37
      2.7   [Intentionally omitted.]..........................................39
      2.8   Crediting Payments................................................39
      2.9   Designated Account................................................39
      2.10  Maintenance of Loan Account; Statements of Obligations............39
      2.11  Fees..............................................................40
      2.12  Letters of Credit.................................................40
      2.13  LIBOR Option......................................................43
      2.14  Capital Requirements..............................................45

3.    CONDITIONS; TERM OF AGREEMENT...........................................46
      3.1   Conditions Precedent to the Initial Extension of Credit...........46
      3.2   Conditions Subsequent to the Initial Extension of Credit..........49
      3.3   Conditions Precedent to all Extensions of Credit..................50
      3.4   Term..............................................................50
      3.5   Effect of Termination.............................................50
      3.6   Early Termination by Borrowers....................................51

4.    CREATION OF SECURITY INTEREST...........................................51
      4.1   Grant of Security Interest........................................51
      4.2   Negotiable Collateral.............................................52
      4.3   Collection of Accounts, General Intangibles, and Negotiable
            Collateral........................................................52
      4.4   Delivery of Additional Documentation Required.....................52
      4.5   Power of Attorney.................................................53
      4.6   Right to Inspect..................................................53

5.    REPRESENTATIONS AND WARRANTIES..........................................53
      5.1   No Encumbrances...................................................54
      5.2   [Intentionally omitted.]..........................................54
      5.3   [Intentionally omitted.]..........................................54
      5.4   Equipment.........................................................54
      5.5   Location of Inventory and Equipment...............................54
      5.6   Inventory Records.................................................54
      5.7   Location of Chief Executive Office; FEIN..........................54
      5.8   Due Organization and Qualification; Subsidiaries..................54
      5.9   Due Authorization; No Conflict....................................55
      5.10  Litigation........................................................56
      5.11  No Material Adverse Change........................................56
      5.12  Fraudulent Transfer...............................................56
      5.13  Employee Benefits.................................................57
      5.14  Environmental Condition...........................................57
      5.15  Brokerage Fees....................................................57
      5.16  Intellectual Property.............................................57
      5.17  Leases............................................................57
      5.18  DDAs..............................................................57
      5.19  Complete Disclosure...............................................58
      5.20  Indebtedness......................................................58
      5.21  Licenses and Permits..............................................58
      5.22  Majestic Corporation..............................................59

6.    AFFIRMATIVE COVENANTS...................................................59
      6.1   Accounting System.................................................59
      6.2   Collateral Reporting..............................................59
      6.3   Financial Statements, Reports, Certificates.......................59
      6.4   Guarantor Reports.................................................62
      6.5   [Intentionally omitted.]..........................................62
      6.6   Maintenance and Title to Equipment and Properties.................62
      6.7   Taxes.............................................................62
      6.8   Insurance.........................................................63
      6.9   Location of Inventory and Equipment...............................64
      6.10  Compliance with Laws..............................................64
      6.11  Leases............................................................65
      6.12  Brokerage Commissions.............................................65
      6.13  Existence.........................................................65
      6.14  Environmental.....................................................65
      6.15  Disclosure Updates................................................65
      6.16  Government Authorization..........................................66
      6.17  License Renewals..................................................66
      6.18  Licenses and Permits..............................................66
      6.19  Subsidiary Guarantees.............................................66
      6.20  License Renewals..................................................67

7.    NEGATIVE COVENANTS......................................................67
      7.1   Indebtedness......................................................67
      7.2   Liens.............................................................67
      7.3   Restrictions on Fundamental Changes...............................67
      7.4   Ownership and Disposal of Assets..................................68
      7.5   Change Name.......................................................70
      7.6   Guarantee.........................................................70
      7.7   Nature of Business................................................70
      7.8   Prepayments and Amendments........................................70
      7.9   Change of Control.................................................71
      7.10  Consignments......................................................71
      7.11  Distributions.....................................................71
      7.12  Accounting Methods................................................71
      7.13  Investments.......................................................72
      7.14  Transactions with Affiliates......................................73
      7.15  Suspension........................................................74
      7.16  Compensation......................................................74
      7.17  Use of Proceeds...................................................74
      7.18  Change in Location of Chief Executive Office; Inventory and
            Equipment with Bailees............................................74
      7.19  [Intentionally omitted.]..........................................74
      7.20  Financial Covenants...............................................75
      7.21  Operation of Tunica Vessel........................................75
      7.22  Permitted Tax Distributions.......................................75
      7.23  Restrictions on Sale and Issuance of Subsidiary Stock.............76
      7.24  Membership Interests..............................................76
      7.25  Limitation on Restricted Subsidiary Dividends.....................76

8.    EVENTS OF DEFAULT.......................................................77

9.    LENDER'S RIGHTS AND REMEDIES............................................80
      9.1   Rights and Remedies...............................................80
      9.2   Remedies Cumulative...............................................83

10.   TAXES AND EXPENSES......................................................84

11.   WAIVERS; INDEMNIFICATION................................................84
      11.1  Demand; Protest...................................................84
      11.2  Lender's Liability for Collateral.................................84
      11.3  Indemnification...................................................84

12.   NOTICES.................................................................85

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................87

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................87

      14.1  Assignments and Participations....................................87
      14.2  Successors........................................................89

15.   AMENDMENTS; WAIVERS.....................................................89
      15.1  Amendments and Waivers............................................89
      15.2  No Waivers; Cumulative Remedies...................................90

16.   GENERAL PROVISIONS......................................................90
      16.1  Effectiveness.....................................................90
      16.2  Section Headings..................................................90
      16.3  Interpretation....................................................90
      16.4  Severability of Provisions........................................90
      16.5  Withholding Taxes.................................................90
      16.6  [Intentionally omitted.]..........................................91
      16.7  Counterparts; Telefacsimile Execution.............................91
      16.8  Revival and Reinstatement of Obligations..........................91
      16.9  Integration.......................................................91

                             EXHIBITS AND SCHEDULES

Exhibit B-1       Form of Borrowing Base Certificate
Exhibit C-1       Form of Compliance Certificate
Exhibit I-1       Form of Intercreditor Agreement
Exhibit L-1       Form of LIBOR Notice
Schedule P-1      Permitted Indebtedness
Schedule P-2      Permitted Investments
Schedule P-3      Permitted Liens
Schedule R-1      Real Property Collateral
Schedule 5.5      Locations of Inventory and Equipment
Schedule 5.7      Chief Executive Offices; FEINs
Schedule 5.8(b)   Capitalization of Borrowers
Schedule 5.8(c)   Capitalization of Borrowers' Subsidiaries
Schedule 5.10     Litigation
Schedule 5.14     Environmental Matters
Schedule 5.16     Intellectual Property
Schedule 5.18     Demand Deposit Accounts
Schedule 5.21     Licenses, Permits and Consents

                           LOAN AND SECURITY AGREEMENT

            THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of December 6, 2001, between and among, on the one hand, FOOTHILL CAPITAL CORPORATION, a California corporation (together with its successors and assigns "Lender"), and, on the other hand, MAJESTIC INVESTOR HOLDINGS, LLC, a Delaware limited liability company ("Parent"), BARDEN NEVADA GAMING, LLC, a Nevada limited liability company ("BNG"), BARDEN COLORADO GAMING, LLC, a Colorado limited liability company ("BCG"), and BARDEN MISSISSIPPI GAMING, LLC, a Mississippi limited liability company ("BMG;" together with BNG and BCG, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

            The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Accounts" means all of each Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into any Borrower or a Restricted Subsidiary of any Borrower or becomes a Restricted Subsidiary of any Borrower, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into any Borrower or a Restricted Subsidiary of any Borrower or becoming a Restricted Subsidiary of any Borrower.

            "Acquisition Agreement" means that certain Purchase and Sale Agreement dated as of November 22, 2000, by and among, on the one hand, Majestic Investor ("Purchaser"), and on the other hand, Fitzgeralds Las Vegas, Inc., a Nevada corporation, 101 Main Street Limited Liability Company, a Colorado limited liability company doing business as "Fitzgeralds Casino Black Hawk," Fitzgeralds Mississippi, Inc., a Mississippi corporation, Fitzgeralds Gaming Corporation, a Nevada corporation, and certain affiliates of the foregoing parties ("Sellers") as amended by that certain First Amendment to Purchase and Sale Agreement dated as of December 4, 2000, between Purchaser and Sellers and by that certain Second Amendment to Purchase and Sale Agreement dated as of November 1, 2001, between Purchaser and Sellers.

            "Acquisition Documents" shall mean, individually and collectively, the Acquisition Agreement, and all material agreements, documents and instruments executed or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            "Additional Documents" has the meaning set forth in Section 4.4.

            "Advances" means advances made to BCG, BMG or BNG, as applicable, pursuant to the provisions of Section 2.1.

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

            "Aggregate Availability" means the sum of (a) the BCG Availability,
(b) the BMG Availability, and (c) the BNG Availability.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Applicable Capital Gain Tax Rate" means a rate equal to the sum of
(i) the highest marginal Federal capital gain tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local capital gains tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

            "Applicable Gaming Laws" has the meaning set forth in Section 9.1.

            "Applicable Income Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal income tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

            "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, $450,000, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, $300,000, (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, $150,000, and (c) during the period of time from and including the date that is the third anniversary of the Closing Date up to the Renewal Date or, during any Renewal Term, up to the next succeeding anniversary of the Renewal Date, $50,000.

            "Asset Sale" means any (i) direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition, other than in the ordinary course of business, of any assets of Parent or any of its Restricted Subsidiaries, (ii) direct or indirect issuance or sale of any capital Stock of any Restricted Subsidiary of Parent (other than directors' qualifying shares) to any Person, or (iii) Event of Loss with respect to any assets of Parent or any of its Restricted Subsidiaries. For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale, (b) the term "Asset Sale" shall not include any transaction or series of transactions that have a fair market value (or result in gross proceeds) of less than $1,500,000, and (c) any merger or consolidation that is governed by Section 7.3(a) shall not constitute an Asset Sale.

            "Authorized Person" means any officer or other employee of any Borrower.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, BCG Availability, BMG Availability or BNG Availability, as the context requires.

            "Availability Reserve" means (a) $3,000,000 prior to the date that the Nevada Gaming Control Board and the Nevada Gaming Commission approve the Loan Documents and (b) zero after the date that the Nevada Gaming Control Board and the Nevada Gaming Commission approve the Loan Documents.

            "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

            "Barden" means Don H. Barden, an individual.

            "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by the applicable Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

            "BCG" has the meaning set forth in the preamble hereto.

            "BCG Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that BCG is entitled to borrow as BCG Revolver Advances under Section 2.1(a) (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "BCG Designated Account" means account number 3667420008 of BCG maintained with the BCG Designated Account Bank, or such other deposit account of BCG (located within the United States) that has been designated, in writing and from time to time, by BCG to Lender.

            "BCG Designated Account Bank" means Wells Fargo West, National Association, whose office is located at 12601 W. 32nd Avenue, Wheat Ridge, Colorado 80033-5252, and whose ABA number is 102000076.

            "BCG Letter of Credit Usage" means, as of any date determination thereof, the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of BCG.

            "BCG Loan Account" means the Loan Account respecting BCG maintained on the books of Lender pursuant to Section 2.10.

            "BCG Revolver Advances" means an Advance made pursuant to Section 2.1(a).

            "BDI" means Barden Development, Inc., an Indiana corporation.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

            "BMG" has the meaning set forth in the preamble hereto.

            "BMG Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding

Business Day, if such date of determination is not a Business Day, the amount that BMG is entitled to borrow as BMG Revolver Advances under Section 2.1(b) (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "BMG Designated Account" means account number 8600006312 of BMG maintained with the BMG Designated Account Bank, or such other deposit account of BMG (located within the United States) that has been designated, in writing and from time to time, by BMG to Lender.

            "BMG Designated Account Bank" means Trust Mark National Bank, whose office is located at P.O. Box 328, Hernando, Mississippi 38632-0328, and whose ABA number is 85-27/653, routing number 065300279.

            "BMG Letter of Credit Usage" means, as of any date determination thereof, the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of BMG.

            "BMG Loan Account" means the Loan Account respecting BMG maintained on the books of Lender pursuant to Section 2.10.

            "BMG Revolver Advances" means an Advance made pursuant to Section 2.1(b)(i).

            "BNG" has the meaning set forth in the preamble hereto.

            "BNG Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that BNG is entitled to borrow as BNG Revolver Advances under Section 2.1(c) (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "BNG Designated Account" means account number 4165252750 of BNG maintained with the BNG Designated Account Bank, or such other deposit account of BNG (located within the United States) that has been designated, in writing and from time to time, by BNG to Lender.

            "BNG Designated Account Bank" means Wells Fargo Bank, whose office is located at P.O. Box 300, Reno, Nevada 89504, and whose ABA number is 121000248.

            "BNG Letter of Credit Usage" means, as of any date determination thereof, the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of BNG.

            "BNG Loan Account" means the Loan Account respecting BNG maintained on the books of Lender pursuant to Section 2.10.

            "BNG Revolver Advances" means an Advance made pursuant to Section 2.1(c)(i).

            "Board of Directors" means the board of directors (or comparable managers) of Parent and any Borrower or any committee thereof duly authorized to act on behalf of the board.

            "Books" means each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

            "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder of an Advance made to the applicable Borrower.

            "Borrowing Base" means, as of any date of determination, an amount equal to Borrowers' consolidated EBITDA for the twelve month period ending as of the last day of the month immediately preceding such date of determination minus the aggregate amount of reserves, if any, established by Lender under Section 2.1(a)(ii).

            "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Flow-Based Management Fees" means the fees payable to BDI by Parent under the Management Agreements in an amount that does not exceed 5% of Borrowers' Consolidated Cash Flow.

            "Cash Equivalent" means (a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) time deposits and certificates of deposit and commercial paper or bankers acceptance issued by the parent corporation of any domestic commercial bank of recognized standing having combined capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and, in each case, maturing within one year after the date of acquisition thereof; (c) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (a) and (b) above, and (d) repurchase obligations for underlying securities of the types an with the maturities described above.

            "Casino" means a gaming establishment owned by any Borrower or any Restricted Subsidiary and any hotel, building, restaurant, theater, amusement park, other entertainment facility, parking facilities, retail shops, land, equipment, and other properties and assets directly ancillary thereto and used or to be used in connection therewith.

            "Change of Control" means (a) a majority of the members of the Board of Directors of Parent do not constitute Continuing Directors, (b) Parent ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date, (c) Permitted Holders shall cease to own and control, beneficially, directly, and of record more than 50% of the issued and outstanding Stock of Parent, or (d) a "change of control" (as that term is defined in the Indenture) has occurred.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends each Borrower a written notice that each of the conditions precedent set forth in
Section 3.1 either have been satisfied or have been waived.

            "Closing Date Business Plan" means the set of Projections of each Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

            "Code" means the California Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                  (a)   Accounts,

                  (b)   Books,

                  (c)   Equipment,

                  (d)   General Intangibles,

                  (e)   Inventory,

                  (f)   Investment Property,

                  (g)   Negotiable Collateral,

                  (h)   Real Property Collateral,

                  (i) money or other assets of each Borrower that now or hereafter come into the possession, custody, or control of Lender, and

                  (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            The foregoing to the contrary notwithstanding, "Collateral" shall not include Excluded Assets.

            "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance satisfactory to Lender.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of each Borrower.

            "Colorado Mortgage" means the Mortgage executed by BCG in favor of Lender encumbering the Real Property of BCG located in the state of Colorado.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of each Borrower to Lender.

            "Consolidated Cash Flow" means with respect to any Person for any period, the sum of:

            (a) consolidated income (loss) from operations of such Person and its Subsidiaries for such period, determined in accordance with GAAP, plus

            (b) to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication (i) amortization, depreciation, and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (x) non-cash charges incurred after the Closing Date that require an accrual of or a reserve for cash charges for any future period, and (y) normally recurring accruals such as reserves against accounts receivables), (ii) provision for taxes based on income or profits of such Person and its Subsidiaries and Permitted Tax Distributions, and (iii) Pre-opening Expenses;

provided, that (1) the income from operations of any Person that is not a Wholly Owned Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to such Person or to a Wholly Owned Subsidiary of such Person, (2) the income from operations of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition will be excluded, and (3) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by such Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its owners.

            "Consolidated Interest Expense" means, with respect to any Person for any period, the result of (a) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period, minus, (b) write-off of deferred financing costs, the amortization of original issue discount for Indebtedness in existence on the Closing Date, and any charge related to any premium or penalty paid, in each case, accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost, or charge was included in the calculation made pursuant to clause (a) above.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however that (i) the Net Income of any other Person relating to any portion of such period that such other Person (a) is not a Wholly Owned Subsidiary of such Person, or (b) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to such Person or a Wholly Owned Subsidiary of such Person during such portion of such period, (ii) the Net Income of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by such Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its owners.

            "Consolidated Net Worth" means, with respect to any Person, the total stockholders' (or members') equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such stockholders' (or members') equity), (i) the amount of any such stockholders' (or members') equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated Subsidiaries, (ii) all upward re-valuations and other write-ups in the book value of any asset of such Person or a consolidated Subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in Subsidiaries of such Person that are not consolidated Subsidiaries and in Persons that are not Subsidiaries of such Person.

            "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of any Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of any Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

             "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by any Borrower.

            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Designated Account" means the BCG Designated Account, the BMG Designated Account or the BNG Designated Account, as the context requires.

            "Designated Account Bank" means the BCG Designated Account Bank, the BMG Designated Account Bank or the BNG Designated Account Bank, as the context requires.

             "Disqualified Capital Stock" means any Stock that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

            "Dollars" or "$" means United States dollars.

            "EBITDA" means, with respect to any fiscal period, Parent's and its Restricted Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus non-cash extraordinary losses, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC Section 1251 et seq.; the Toxic Substances Control Act, 15 USC, Section 2601 et seq.; the Clean Air Act, 42 USC Section 7401 et seq.; the Safe Drinking Water Act, 42 USC.
Section 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 USC
Section 1801 et seq.; and the Occupational Safety and Health Act, 29 USC.
Section 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means all of each Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity (in each case, which is not disregarded for Federal income tax purposes), (c) with respect to a partnership, each partner of such partnership, (d) with respect to an entity described in clause (a)(iv) of the definition of "Flow Through Entity," the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of "Flow Through Entity," the persons treated for Federal income tax purposes as the owners of the trust property.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

            "Event of Default" has the meaning set forth in Section 8.

            "Event of Loss" means, with respect to any property or asset, any
(a) loss, destruction, or damage of such property or asset, or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property or asset or confiscation or requisition of the use of such property or asset.

            "Excess Proceeds" has the meaning set forth in Section 7.4 (b)(iv) hereof.

            "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Aggregate Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Excluded Assets" means (a) cash, and other Cash Equivalents, (b) assets securing Purchase Money Indebtedness or Capitalized Lease Obligations permitted to be incurred under this Agreement, and (c) any agreements, permits, licenses (including Gaming Licenses), or the like solely in the event and to the extent that a grant of a Lien on such license, contract or agreement results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms or default under such license, contract or agreement, the Excluded Assets shall not include, and the applicable Borrower shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect; provided, however, that Excluded Assets shall not include (and, accordingly, the Collateral shall include) any and all proceeds of any of the assets described in clauses (b) and (c) above (unless and to the extent such proceeds constitute cash, deposit accounts, or other Cash Equivalents); provided, further, that, any agreement, permit, license, or the like qualifying as an Excluded Asset under clause (c) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) from and after such time as the lessor, licensor or other party to such agreement, permit, license, lease or the like consents to the grant of a security interest or lien in favor of Lender in such agreement, permit, license, lease or the like or the prohibition against granting a security interest or lien therein in favor of Lender shall cease to be effective; provided further, however, that, anything in this definition to the contrary notwithstanding, any property or asset acquired by any Borrower for cash or Cash Equivalents, or otherwise received by any Borrower in exchange for cash or Cash Equivalents, shall not constitute Excluded Assets so long as such acquired or received property or asset is not an asset described in clause (a) above. Without limiting the foregoing, Excluded Assets shall include gaming equipment subject to such Purchase Money Indebtedness or Capital Lease Obligations.

            "Family Members" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

            "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Lender, in form and substance satisfactory to Lender.

            "FEIN" means Federal Employer Identification Number.

            "FF&E" means furniture, fixture, and Equipment acquired by any Borrower or any Restricted Subsidiary of a Borrower in the ordinary course of business for use in the operation of a Casino.

            "FF&E Financing" means Purchase Money Obligations or Capital Lease Obligations incurred solely to acquire or lease, respectively, FF&E; provided, that the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs and expenses) of the FF&E purchased or leased with the proceeds thereof.

            "FF&E Lender" means a Person that is not an Affiliate of a Borrower and is a lender under FF&E Financing.

            "Flow Through Entity" means an entity that (a) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the IRC), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the IRC), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the IRC) other than a "publicly traded partnership" (as defined in
Section 7704 of the IRC), (iv) a business entity that is disregarded as an entity separate from its owners under the IRC, the Treasury Regulations, or any published administrative guidance of the Internal Revenue Service, or (v) a trust to the extent its income is includible in the taxable income of the grantor or another person under Sections 671 through 679 of the IRC (each of the entities described in the preceding clauses (i), (ii), (iii), (iv), and (v), a "Federal Flow Through Entity"), and (b) for state and local jurisdictions is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "Gaming Authority" means the Indiana Gaming Commission, Nevada Gaming Control Board, the Nevada Gaming Commission, the Mississippi Gaming Commission, the Colorado Gaming Commission, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province or city or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Parent or any of its Subsidiaries.

            "Gaming License" means any finding of suitability, registration, license, franchise, or other finding of suitability, registration, qualification, or other approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which Parent or any of its Restricted Subsidiaries, including each Borrower, conduct business or propose to conduct business (including, without limitation, all such licenses granted by the Gaming Authorities, and the rules and regulations promulgated thereunder), and all applicable Liquor Licenses.

            "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency (including any Gaming Authority) or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantors" means Parent, Majestic Corporation, all of the Restricted Subsidiaries of Parent and all other Persons executing a guaranty of the Obligations in favor of Lender.

            "Guaranty" means a General Continuing Guaranty, in form and substance satisfactory to Lender, executed by each of the Guarantors in favor of Lender.

            "Guarantor Security Agreement" means a Security Agreement, in form and substance satisfactory to Lender, between Lender and each of the Guarantors.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements, and interest rate collar agreements, and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

             "Indebtedness" means, with respect to any Person (without duplication): (a) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business), (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) representing Capital Lease Obligations, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (viii) in respect of Hedging Obligations; (b) all Indebtedness of others that is guaranteed by such Person; and (c) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (i) the fair market value of such property at the time of determination and (ii) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that such obligation is extinguished within two Business Days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Indenture" means that certain Indenture, dated as of December 6, 2001, among Parent, Borrowers, Majestic Capital and Indenture Trustee.

            "Indenture Trustee" means (a) The Bank of New York, a New York banking corporation, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intercreditor Agreement" means that certain Intercreditor Agreement between Lender and the Indenture Trustee, in the form of Exhibit I-1 attached hereto.

            "Interest Coverage Ratio" means with respect to any Person for any period, the ratio of (a) such Person's Consolidated Cash Flow, to (b) Consolidated Interest Expense of such Person, in each case, for such period. In calculating the Interest Coverage Ratio for any period, pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption, or retirement by such Person or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of such period. For purposes of making the computation referred to above, acquisitions that have been made by any Borrower or any Restricted Subsidiary of such Borrower, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers, and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of Borrowers with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1or 2 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day,
(b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1or 2 months after the date on which the Interest Period began, as applicable, and (e) Borrowers may not elect an Interest Period which will end after the Renewal Date or, during any Renewal Term, the next succeeding anniversary of the Renewal Date.

            "Inventory" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrowers as lessor, goods that are furnished by Borrowers under a contract of service, and raw materials, work in process, or materials used or consumed in Borrowers' businesses.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

             "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "Issue Date" has the meaning set forth in the Indenture.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrowers shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Borrowers to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

            "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

            "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums ) required to be paid by Borrowers under any of the Loan Documents that are paid or incurred by Lender, (b) the actual out-of-pocket fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable out-of-pocket costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement,
(g) reasonable out-of-pocket costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrowers or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action required by a Governmental Authority or reasonably deemed necessary by Lender concerning the Collateral.

            "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the sum of (a) the BCG Letter of Credit Usage, (b) the BMG Letter of Credit Usage, and (c) the BNG Letter of Credit Usage.

            "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

            "LIBOR Rate Margin" means 2.0 percentage points.

            "Lien" means (a) any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property, and (b) any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Code (or equivalent statutes of any jurisdiction).

            "Liquor Authorities" means the Mississippi Alcoholic Beverage Control Division of the Mississippi State Tax Commission, [Nevada authorities] and [Colorado authorities] and any agency, authority, board, bureau, commission, department, office or instrumentality or any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any other agency with authority to regulate the sale or distribution of alcoholic beverages.

            "Liquor Laws" means the statutes regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

            "Liquor License" means any license, permit, registration, qualification or other approval required to sell, dispense or distribute alcoholic beverages under the Liquor Laws.

            "Loan Account" and "Loan Accounts" have the meaning set forth in
Section 2.10.

            "Loan Documents" means this Agreement, the Tunica Ship Mortgage, the Subordination of Preferred Fleet Mortgage, the Fee Letter, the Letters of Credit, the Mortgages, the Collateral Access Agreements, the Officers' Certificates, the Trademark Security Agreement, the Stock Pledge Agreement, the Guaranty, the Guarantor Security Agreement, the Intercreditor Agreement, the Subordination of Colorado Mortgage, the Subordination of Mississippi Mortgage, the Subordination of Nevada Mortgage, any note or notes executed by Borrowers in connection with this Agreement and payable to Lender, any other Guaranty or Guarantor Security Agreement executed or entered into in connection with this Agreement in favor of Lender, and any other agreement entered into, now or in the future, by Parent, Borrowers and Lender in connection with this Agreement.

            "Majestic Corporation" means Majestic Investor Capital Corporation, a Delaware corporation.

            "Majestic Investor" means Majestic Investor, LLC, a Delaware limited liability company.

            "Majestic Star" means The Majestic Star Casino, LLC, an Indiana limited liability company.

            "Management Agreements" means, collectively, (a) that certain Management Agreement dated as of September 19, 2001, by and between Majestic Investor, and BDI, and assigned by Majestic Investor to Parent on October 22,2001, and (b) that certain Expense Reimbursement/Sharing Agreement dated as of October 22, 2001, by and between Parent and Majestic Star.

            "Management Fees" has the meaning set forth in Section 7.14(b)(iv) of this Agreement.

            "Manager" means (a) for so long as Parent and Borrowers are a limited liability companies, the Managers of such Parent and Borrowers appointed pursuant to their respective Operating Agreements, or (b) otherwise, the Board of Directors of such Parent and Borrowers.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Parent and Borrowers taken as a whole, (b) a material impairment of Parent or any Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of any Borrower.

            "Maximum L/C Amount" means the lesser of (i) $1,000,000, or (ii) the maximum amount Parent and Borrowers may borrow pursuant to Section 4.9 (a) of the Indenture.

            "Maximum Revolver Amount" means the lesser of (a) $15,000,000, and
(b) the maximum amount Parent and Borrowers may borrow pursuant to Section 4.9
(a) of the Indenture.

            "Member" shall mean any Person having any interest in or to the assets or earnings of a limited liability company within the meaning of the laws of Delaware in the case of a Delaware limited liability company, the laws of Nevada in the case of a Nevada limited liability company, the laws of Colorado in the case of a Colorado limited liability company and the laws of Mississippi in the case of a Mississippi limited liability company.

            "Mississippi Mortgage" means the Mortgage executed by BMG in favor of Lender encumbering the Real Property of BMG located in Mississippi.

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, including, without limitation, the Colorado Mortgage, Mississippi Mortgage, and Nevada Mortgage, executed and delivered by Borrowers in favor of Lender, in form and substance satisfactory to Lender, that encumber the Real Property Collateral and the related improvements thereto.

            "Negotiable Collateral" means all of each Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Net Capital Gain" has the meaning set forth in IRC Section 1222.

            "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, reduced by the maximum amount of Permitted Tax Distributions for such period, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss.

            "Net Long-Term Capital Loss" has the meaning set forth in IRC
Section 1222.

            "Net Short-Term Capital Gain" has the meaning set forth in IRC
Section 1222.

            "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of proceeds received in the form of cash or Cash Equivalents (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in such Asset Sale, in each case when received), net of:

            (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale;

            (b) taxes required to be paid by any Borrower, any of its Subsidiaries, or any Equity Holder of such Borrower (or, in the case of any Equity Holder of such Borrower that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year in which such sale is consummated or in the immediately succeeding taxable year, or any Permitted Tax Distributions during the taxable year within which such Asset Sale is consummated or in the immediately succeeding taxable year that would not otherwise be permitted to be distributed but for such Asset Sale;

            (c) amounts required to be applied to the permanent repayment of Indebtedness (other than Indebtedness under this Agreement) in connection with such Asset Sale; and

            (d) appropriate amounts provided as a reserve by any Borrower or any Restricted Subsidiary of a Borrower, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by such Borrower or its Restricted Subsidiary, as applicable, after such Asset Sale (including, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification arising from such Asset Sale).

            "Nevada Mortgage" means the Mortgage executed by BNG in favor of Lender encumbering the Real Property of BNG located in Nevada.

            "Note" and "Notes" shall have the meanings ascribed thereto in the Indenture.

            "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums (including the Applicable Prepayment Premium), liabilities (including all amounts charged to each Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Lender and Borrowers, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "Officers' Certificates" means the representations and warranties of officers submitted by Lender to Parent and Borrowers, together with Parent's and Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

            "Operating Agreements" means (a) that certain Operating Agreement of BCG dated as of April 1, 2001, (b) that certain Operating Agreement of BMG dated as of October 17, 2001, (c) that certain Operating Agreement of BNG dated as of March 7, 2001, and (d) that certain Operating Agreement of Parent dated as of September 25, 2001.

            "Overadvance" has the meaning set forth in Section 2.5.

            "Overhead Reimbursement" means the out-of-pocket expenses payable by Parent and Borrowers to Majestic Star for Parent's corporate overhead, including, (a) the costs and expenses of executives and certain other employees, including, but not limited to, salaries, bonuses, benefit payments, insurance, and supplies, (b) rent, and (c) other similar costs and expenses.

            "Overdistribution" has the meaning set forth in Section 7.22(c).

            "Parent" has the meaning set forth in the preamble to this Agreement.

            "Participant" has the meaning set forth in Section 14.1(d).

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Holders" means, individually and collectively, BDI, Majestic Star, Majestic Investor, Parent, Barden, Family Members of Barden, and Family Trusts of Barden.

            "Permitted Indebtedness" means:

                  (a)   Indebtedness evidenced by this Agreement;

                  (b) Purchase Money Indebtedness in an aggregate principal amount outstanding, at any one time, not to exceed the product of
            (i) $2,500,000, times (ii) the number of Qualifying Casinos owned by Parent and its Restricted Subsidiaries;

                  (c) Indebtedness in respect of FF&E Financing in an aggregate amount outstanding, at any one time, not to exceed the sum of (i) $4,800,000 (such amount being the aggregate principal amount of Indebtedness in respect of FF&E Financing outstanding as of the Issue Date (as defined in the Indenture), as set forth on Schedule P-4), plus (ii) the sum of (A) $5,000,000, times (B) the number of Qualifying Casinos owned by Parent and its Restricted Subsidiaries;

                  (d) Indebtedness in respect of performance bonds, appeal bonds, surety bonds, insurance obligations or bonds, and other similar bonds and obligations incurred in the ordinary course of business;

                  (e) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Agreement, provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relates;

                  (f)   Indebtedness set forth in Schedule P-1;

                  (g) Indebtedness (other than the Notes) of Borrowers in an aggregate principal amount outstanding, at any one time, not to exceed $25,000,000;

                  (h)   Indebtedness secured by Permitted Liens;

                  (i) Indebtedness outstanding under the Notes in an aggregate principal amount not to exceed $152,632,000 at any one time outstanding;

                  (j) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b)-(i) of this definition, or otherwise permitted under Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness.

             "Permitted Investments" means:

                  (a) Investments in Parent, each Borrower or any Wholly Owned Subsidiary of each Borrower;

                  (b)   Investments in Cash Equivalents;

                  (c) Investments in a Person, if, as a result of such Investment, such Person (A) becomes a Wholly Owned Subsidiary of any Borrower, or (B) is, subject to the terms and conditions of Section 7.3, merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, any Borrower or a Wholly Owned Subsidiary of such Borrower;

                  (d)   Hedging Obligations;

                  (e) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 7.4.

                  (f) Investments existing as of the Closing Date and set forth on Schedule P-2 attached hereto;

                  (g) credit extensions to gaming customers in the ordinary course of business consistent with industry practice;

                  (h) Investments paid for solely with common Stock (other than Disqualified Capital Stock) of any Borrower;

                  (i) stock, obligations, or securities received in settlement of debts created in the ordinary course of business and owing to any Borrower in satisfaction of judgments; and

                  (j) loans or advances to Affiliates and to employees of any Borrower and their Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $ 1,000,000 at any one time outstanding.

            "Permitted Liens" means:

                  a) Liens held by Lender;

                  (b) Liens for unpaid taxes (other than Liens in favor of the
            United States Government) that either (i) are not overdue by more than 30 days or (ii) are the subject of Permitted Protests;

                  (c) Liens set forth on Schedule P-3;

                  (d) (i) the interests of lessors under operating leases, and
            (ii) purchase money Liens or the interests of lessors under leases classified as capital leases under GAAP to the extent that such Liens or interests secure Purchase Money Indebtedness permitted under Section 7.1 hereof and so long as such Liens attach only to the asset purchased or acquired and the proceeds thereof and only secures the purchase price of the asset;

                  (e) Liens arising by operation of law in favor of
            warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money, and which Liens either (i) are not overdue for a period of more than 30 days, or (ii) are the subject of Permitted Protests;

                  (f) Liens arising from pledges or deposits made in the
            ordinary course of business in connection with obtaining worker's compensation, unemployment insurance, or other types of social security legislation;

                  (g) Liens or deposits to secure performance of bids, tenders, trade, contracts (other than contracts for the payment of money), or leases (to the extent permitted under this Agreement), surety bonds, and other obligations of a like nature, in each case, incurred in the ordinary course of business of each Borrower and not in connection with the borrowing of money;

                  (h) Liens of or resulting from any judgment or award for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such judgment or award is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree, or order shall not have been finally and adversely terminated or the period within which such proceedings may be initiated shall not have expired;

                  (i) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Lender;

                  (j) with respect to any Real Property that is not part of the
            Real Property Collateral, easements, rights of way, zoning and similar covenants, conditions and restrictions, and other similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrowers or the value of Lender's Lien thereon or therein, or materially interfere with the ordinary conduct of the businesses of Borrowers;

                  (k) Liens in favor of the Indenture Trustee relative to the
            Senior Note Documents, so long as and to the extent such Liens remain the subject of the Intercreditor Agreement;

                  (l) with respect to any vessel included in the Collateral, certain maritime liens including liens for crew's wages and salvage;

                  (m) Liens securing Purchase Money Indebtedness or Capital
            Lease Obligations, in each case, permitted to be incurred hereunder, and provided, that such Liens do not attach to any assets other than the assets being acquired or developed;

                  (n) Liens that secure Acquired Debt, provided, that such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition; and

                  (o) Liens securing Indebtedness refinanced pursuant to clause
            ( ) of the definition of Permitted Indebtedness, incurred in compliance with the terms hereof to refinance Indebtedness secured by Permitted Liens, provided, that (i) such Liens do not extend to any property or assets other than such property or assets as were subject to Liens in respect of the Indebtedness being refinanced,
            (ii) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens of Lender or any intercompany loans, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed on terms reasonably satisfactory to Lender; and (c) such Liens are no more adverse to the interests of Lender than the Liens replaced or extended thereby.

             "Permitted Protest" means the right of any Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books of each Borrower in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

            "Permitted Tax Distributions" shall mean, in respect of each Borrower and each Subsidiary that qualifies as a Flow Through Entity, with respect to any taxable year, the sum of: (i) the product of (a) the excess of
(1) all items of taxable income or gain (other than capital gain) allocated by such Borrower to its Equity Holders for such year over (2) the sum of all items of taxable deduction or loss (but not including any capital loss) allocated to such Equity Holders by such Borrower for such year and any Tax Loss Amount (other than a Tax Loss Amount attributable to capital losses), and (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the Net Capital Gain (including, for this purpose, any Tax Loss

Amount attributable to Net Long-Term Capital Loss), if any, allocated by such Borrower to its Equity Holders for such year and (b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the Net Short-Term Capital Gain (including for this purpose any Tax Loss Amount attributable to short-term capital loss), if any, allocated by such Borrower to its Equity Holders for such year and (b) the Applicable Income Tax Rate, provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (1) the highest aggregate applicable effective marginal rate of Federal, state, and local income tax to which a corporation doing business in the State of New York would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5% and (2) 60%. The amount of the Permitted Tax Distribution shall be computed promptly after the filing by each Borrower and each Subsidiary that is treated as a Flow Through Entity of their respective annual income tax returns. Notwithstanding the foregoing, the Permitted Tax Distributions shall be zero unless and until such time as each Borrower shall have obtained the contractual right to recover amounts from the Equity Holders in all circumstances in which Borrower has the obligation to collect amounts from Equity Holders under the terms of this Agreement.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

            "Pre-opening Expenses" means all costs of start-up activities that are required to be expensed (and are not capitalized) in accordance with SOP 98-5.

            "Projections" means each Borrower's forecasted (a) balance sheets,
(b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with such Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Qualifying Casino" means a Casino owned by any Borrower or a Restricted Subsidiary of any Borrower that contains at least 400 gaming devices and at least 10,000 square feet of space dedicated to the operation of games of chance.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by each Borrower and the improvements thereto.

            "Real Property Collateral" means the parcel or parcels of Real Property owned by each Borrower and the related improvements thereto identified on Schedule R-1 and any Real Property hereafter acquired by each Borrower.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

             "Related Business" means the gaming, entertainment and hotel businesses conducted (or proposed to be conducted) by any Borrower and its Subsidiaries as of the Closing Date and any and all other businesses that in the good faith judgment of the Managers of any Borrower are materially related or incidental businesses (including, without limitation, food and beverage distribution operations).

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC Section 9601.

            "Renewal Date" has the meaning set forth in Section 3.4.

            "Renewal Period" has the meaning set forth in Section 3.4.

            "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in an amount of not less than $1,000,000.

            "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Restricted Payments" has the meaning set forth in Section 7.11 hereof.

            "Restricted Subsidiary" means a Subsidiary of Parent and Borrowers other than an Unrestricted Subsidiary.

            "Return from Unrestricted Subsidiaries" means (a) 50% of any dividends or distributions received by a Borrower or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of such Borrower, plus (b) to the extent not otherwise included in Consolidated Net Income of such Borrower, an amount equal to the net reduction in

Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to such Borrower or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value of any Borrower's Investment in such Unrestricted Subsidiary on the date of such designation.

            "Revenue-Based Management Fees" means the fees payable by Parent to BDI, which fees shall not exceed 1% of net revenues of Borrowers for any fiscal quarter.

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the then extant principal amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Senior Note Documents" means, collectively, the Indenture, the Notes, and the Security Documents (as such term is defined in the Indenture).

            "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

            "Stock" means all shares, options, warrants, limited liability, membership or other interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act); provided, however, that Stock shall not include any debt security that is convertible into or exchangeable for Stock.

            "Subordination of Colorado Mortgage" means those Subordinations of Mortgages dated as of the date hereof and executed by BCG and The Bank of New York in favor of Lender.

            "Subordination of Mississippi Mortgage" means those Subordinations of Mortgages dated as of the date hereof and executed by BMG and The Bank of New York in favor of Lender.

            "Subordination of Nevada Mortgage" means those Subordinations of Mortgages dated as of the date hereof and executed by BNG and The Bank of New York in favor of Lender.

            "Subordination of Preferred Fleet Mortgage" means that Subordination of Preferred Fleet Mortgage Upon Tunica (Official No. 262757) dated as of the date hereof and executed by BMG and The Bank of New York in favor of Lender.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Tax Calculation Event" has the meaning set forth in Section
7.22(c).

            "Taxes" has the meaning set forth in Section 16.5.

            "Tax Loss Amount" means with respect to any taxable year, the amount which would be available to any Borrower as a net operating loss or net capital loss from a prior taxable year of such Borrower ending subsequent to the Issue Date if such Borrower were taxable as a corporation and not as a Flow Through Entity; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once to reduce Permitted Tax Distributions and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of such Borrower.

            "Trademark Security Agreement" means a trademark security agreement executed and delivered by Parent, the form and substance of which is satisfactory to Lender.

            "Tunica Ship Mortgage" means that Preferred Ship Mortgage dated as of the date hereof and executed by BMG in favor of Lender, encumbering the Tunica Vessel and its related personal property.

            "Tunica Vessel" means BMG's riverboat casino which is documented under the laws and flag of the United States with Official Number 262757, and which has as its hailing port Tunica, Mississippi.

            "Underdistribution" has the meaning set forth in Section 7.22(c).

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "Unrestricted Subsidiary" means any Subsidiary of a Borrower that, at or prior to the time of determination, shall have been designated by the Managers as an Unrestricted Subsidiary; provided, that such Subsidiary does not hold any Indebtedness or capital Stock of, or any Lien on any assets of, such Borrower or any Restricted Subsidiary of such

Borrower. If, at any time, any Unrestricted Subsidiary of a Borrower would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 7.1 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. Each Borrower shall be deemed to make an Investment in each of its Subsidiaries designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its Subsidiaries immediately prior to such designation. Any such designation by the Managers shall be evidenced to Lender by filing with Lender a certified copy of the resolution of the Managers giving effect to such designation and a certificate from an officer of such Borrower certifying that such designation complies with the foregoing conditions and is permitted by Section 7.1 hereof.

            "Upper Tier Equity Holder" means, in the case of any Flow Through Entity, the Equity Holder of which is, in turn, a Flow Through Entity, the Person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of such Flow Through Entity.

            "Voidable Transfer" has the meaning set forth in Section 16.8.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

            "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all the capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person; provided, that with respect to a Borrower, Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean such Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

      1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

      1.6 INDENTURE. Any terms defined in the Indenture that are incorporated herein by reference shall be construed and defined as set forth in the Indenture as in effect on the Closing Date.

2.    LOAN AND TERMS OF PAYMENT.

      2.1   REVOLVER ADVANCES.

                  (a)   BCG REVOLVER.

                  (i) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances to BCG in an amount at any one time outstanding not to exceed an amount equal to the lesser of (A) the Maximum Revolver Amount or (B) the Borrowing Base, minus, in each case, the sum of
            (i) the sum of the then extant Revolver Usage of BMG and BNG, (ii) the BCG Letter of Credit Usage, and (iii) the Availability Reserve.

                  (ii) Anything to the contrary in this Section 2.1(a) notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (A) sums that BCG is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (B) amounts owing by BCG to any Person to the extent secured by a Lien on, or trust over, any of its Collateral (other than any existing Permitted Lien set forth on Schedule P-3 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                  (b)   BMG REVOLVER.

                  (i) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances to BMG in an amount at any one time outstanding not to exceed an amount equal to the lesser of (A) the Maximum Revolver Amount or (B) the Borrowing Base minus, in each case, the sum of (i) the sum of the then extant Revolver Usage of BCG and BNG, (ii) the BMG Letter of Credit Usage, and (iii) the Availability Reserve.

                  (ii) Anything to the contrary in this Section 2.1(a) notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (A) sums that BMG is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (B) amounts owing by BMG to any Person to the extent secured by a Lien on, or trust over, any of its Collateral (other than any existing Permitted Lien set forth on Schedule P-3 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                  (c)   BNG REVOLVER.

                  (i) Subject to the approval of the Loan Documents by the Nevada Gaming Control Board and the Nevada Gaming Commission, and the other terms and conditions of this Agreement, and during the term of this

            Agreement, Lender agrees to make advances to BNG in an amount at any one time outstanding not to exceed an amount equal to the lesser of
            (A) the Maximum Revolver Amount or (B) the Borrowing Base, minus, in each case, the sum of (i) the then extant Revolver Usage of BCG and BMG, and (ii) BNG Letter of Credit Usage, and (iii) the Availability Reserve.

                  (ii) Anything to the contrary in this Section 2.1(a) notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (A) sums that BNG is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (B) amounts owing by BNG to any Person to the extent secured by a Lien on, or trust over, any of its Collateral (other than any existing Permitted Lien set forth on Schedule P-3 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

                  (d) Lender shall have no obligation to make additional Advances hereunder at any time and to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                  (e) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2   [INTENTIONALLY OMITTED.]

      2.3   BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) MAKING OF ADVANCES. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to the applicable Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

      2.4   PAYMENTS.

                  (a)   PAYMENTS BY BORROWERS.

                        (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (b)   APPLICATION AND REVERSAL OF PAYMENTS.

                  (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                        A. first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

                        B. second, to pay any fees then due to Lender under the Loan Documents until paid in full,

                        C. third, ratably to pay interest due in respect of the Advances until paid in full,

                        D. fourth, to pay the principal of all Advances until paid in full,

                        E. fifth, if an Event of Default has occurred and is continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                        F. sixth, to pay any other Obligations until paid in full, and

                        G. seventh, to Borrowers (to be wired to the applicable Borrower's Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or pre-payable) under any provision of this Agreement.

                  (iii) For purposes of the foregoing, "paid in full" means
            payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
            Section 2.4 shall control and govern.

      2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Sections 2.1 and 2.12 is greater than the limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.


                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof, at the applicable Borrower's option in accordance with Section
2.13 below, as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate.

                  (b) LETTER OF CREDIT FEE. Borrower shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default,

                        (i) all Obligations (except for undrawn Letters of Credit ) that have been charged to the Loan Accounts pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and

                        (ii) the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Each Borrower hereby authorizes Lender, in accordance with
Section 2.10 below and from time to time without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Accounts, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Accounts and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7   [INTENTIONALLY OMITTED.]

      2.8 CREDITING PAYMENTS. The receipt of any payment item by Lender shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

      2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances, and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Each Borrower agrees to establish and maintain its Designated Account with the applicable Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by such Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and the applicable Borrower, any Advance requested by such Borrower and made by Lender hereunder shall be made to the applicable Borrower's Designated Account.

      2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of each Borrower (the "Loan Account," and, collectively, the "Loan Accounts") on which the applicable Borrower will be charged with all Advances made by Lender to such Borrower or for such Borrower's account, the Letters of Credit issued by Lender for such Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account of each Borrower will be credited with all payments received by Lender from such Borrower or for such Borrower's account. Lender shall render statements regarding each Borrower's Loan Account to the applicable Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender unless, within 30 days after receipt thereof by the applicable Borrower, such Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

      2.11 FEES. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                  (a) UNUSED LINE FEE. On the first day of each calendar quarter during the term of this Agreement and on the termination date of this Agreement (whether by its terms or acceleration), an unused line fee in an amount equal to 0.25% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding calendar quarter or portion thereof, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding calendar quarter or portion thereof, such Unused Line Fee to be payable for the period commencing on the Closing Date and continuing thereafter until the termination date of this Agreement;

                  (b) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Lender the fees set forth in the Fee Letter, and

                  (c) AUDIT, APPRAISAL, AND VALUATION CHARGES. Audit, appraisal, and valuation fees and charges as follows (i) a fee of $650 per day, per auditor (each such day for each such auditor, an "Examiner Day"), plus out-of-pocket expenses for each financial audit of Borrowers performed by personnel employed by Lender, provided, however, that, so long as no Event of Default has occurred or is continuing, Borrowers shall not be obligated to pay such fees, expenses, and charges for more than 5 Examiner-Days during any 12-month period; (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender; provided, however, that, so long as no Event of Default has occurred or is continuing, Borrowers shall have no obligation to reimburse Lender for more than one appraisal of the Collateral in any 12 month period, and the reimbursement amount for each such appraisal shall not exceed $25,000, and (iii) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation; provided, however, that, so long as no Event of Default has occurred and is continuing, Borrowers shall not be obligated to reimburse Lender for the costs and expenses of more than 8 audit days in any 12 consecutive month period.

      2.12  LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of each of the Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, such issuing bank to be Wells Fargo) for the account of each of the Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, the applicable Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the aggregate amount of all outstanding Advances made to or for the account of Borrowers, or

                  (ii) the Letter of Credit Usage would exceed the Maximum L/C Amount, or

                  (iii) the Letter of Credit Usage would exceed the Maximum
            Revolver Amount less the then extant aggregate amount of all outstanding Advances.

            Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Renewal Date or, during any Renewal Term, the next succeeding anniversary of the Renewal Date, and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if the applicable Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by the applicable Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that the applicable Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

                  (b) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

                  (c) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                  (d) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                  (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

      2.13  LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless the applicable Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b)   LIBOR ELECTION.

                  (i) Each Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of the applicable Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day).

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of
            (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                  (iii) Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

                  (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

                  (d)   SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrowers notice of such a determination and adjustment and, upon their receipt of the notice from Lender, Borrowers may, by notice to Lender (y) require Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrowers and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender, nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender reasonably determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount reasonably deemed by Lender to be material, then Lender may notify Borrowers thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                  (a) the Closing Date shall occur on or before December 15, 2001;

                  (b) Lender shall have received all financing statements required by Lender, duly executed by Guarantors and Borrowers, and Lender shall have received searches reflecting the filing of all such financing statements;

                  (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i)   the Fee Letter,

                  (ii)  the Mortgages,

                  (iii) the Stock Pledge Agreement,

                  (iv)  the Guaranty,

                  (v)   the Guarantor Security Agreement,

                  (vi)  the Officers' Certificate,

                  (vii) the Trademark Security Agreement,

                 (viii) the Tunica Ship Mortgage,

                  (ix)  the Subordination of Preferred Fleet Mortgage,

                  (x)   the Subordination of Colorado Mortgage,

                  (xi)  the Subordination of Mississippi Mortgage,

                  (xii) the Subordination of Nevada Mortgage, and

                 (xiii) the Intercreditor Agreement.

                  (d) Lender shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of the applicable Borrower's Manager authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                  (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                  (f) Lender shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

                  (h) Lender shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors or Manager authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                  (i) Lender shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

                  (j) Lender shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

                  (k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

                  (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                  (m) Lender shall have received an opinion of each Borrower's counsel, in form and substance satisfactory to Lender in its Permitted Discretion, such opinion to include an opinion as to the due issuance and valid existence of each Borrower's Gaming Licenses relating to the transactions contemplated hereby;

                  (n) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of each Borrower) that all tax returns required to be filed by such Borrower have been timely filed and all taxes upon such Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (o) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of each Borrower's books and records and verification of each Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender, and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

                  (p) Lender shall have received completed reference checks with respect to each Guarantor's and each Borrower's senior management, the results of which are satisfactory to Lender in its Permitted Discretion;

                  (q) Lender shall have received from an independent third party professional selected by Lender, an appraisal of each Borrower's properties, the results of which shall be satisfactory to Lender;

                  (r) Lender shall have received each Guarantor's and each Borrower's Closing Date Business Plan;

                  (s) Borrowers shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (t) Lender shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Lender (each a "Mortgage Policy" and, collectively, the

"Mortgage Policies") in amounts reasonably satisfactory to Lender assuring Lender that, after giving effect to the Intercreditor Agreement, the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance reasonably satisfactory to Lender;

                  (u) Lender shall have received copies of each of the following documents, together with a certificate of the Secretary of each Borrower certifying each such document as being a true, correct, and complete copy thereof: (i) the Senior Note Documents, (ii) the Operating Agreements, and
(iv) the Management Agreement.

                  (v) Guarantors and Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority, in connection with the execution and delivery by Parent and Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

                  (w) the Tunica Ship Mortgage shall have been recorded in the applicable filing office of the United States Coast Guard and such other governmental agency as shall be necessary, and Lender shall have received confirmation, satisfactory to Lender, of such recordation;

                  (x) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender;

                  (y) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit hereunder, and

                  (z) Borrowers shall have provided Lender with sufficient evidence to demonstrate that the purchase and sale transaction reflected in the Acquisition Documents and the offering of the Notes described in the Indenture have closed.

      3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Closing Date, Borrowers shall deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

                  (b) Within 60 days of the Closing Date, Borrowers shall have caused Lender to receive title policies relating to the Mortgages on the Real Property Collateral (the "Title Policy") to be issued by a title insurance company satisfactory to Lender and the Title Policy shall be in form and substance satisfactory to Lender.

      3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Guarantors or Borrowers, Lender, or any of their Affiliates.

                  (d)   no Material Adverse Change shall have occurred.

      3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is 4 years from the Closing Date and automatically shall be renewed for successive 1 year periods (each a "Renewal Period") thereafter, unless sooner terminated pursuant to the terms hereof. The foregoing to the contrary notwithstanding, Borrowers may terminate this Agreement effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving Lender at least 45 days prior written notice, and (b) Lender may terminate this Agreement (i) immediately and without notice upon the occurrence and during the continuation of an Event of Default, and (ii) effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving Borrowers at least 120 days prior written notice; provided, however, that if Lender gives Borrowers written notice less than 120 days and at least 45 days prior to the Renewal Date or any 1 year anniversary of the Renewal Date, then Lender may terminate this Agreement effective on a date that is not less than 120 days after the date such written notice is given to Borrowers, nor more than 75 days after the Renewal Date or such 1 year anniversary of the Renewal Date, as applicable.

      3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

      3.6 EARLY TERMINATION BY BORROWERS. The provisions of Section 3.4 that allow termination of this Agreement by Borrowers only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrowers have the option, at any time upon 90 days prior written notice to Lender, to terminate this Agreement (in whole and not in part or as to less than all Borrowers) by paying to Lender, in immediately available funds, the Obligations (including either (a) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (b) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Borrowers have sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Renewal Date or, during any Renewal Term, the next succeeding anniversary of the Renewal Date, for any other reason, including (A) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (B) foreclosure and sale of Collateral, (C) sale of the Collateral in any Insolvency Proceeding, or (D) restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.    CREATION OF SECURITY INTEREST.

      4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Borrower of each of its covenants and duties under the Loan Documents. The Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or any Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Asset Sales permitted under Section 7.4 of this Agreement, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

      4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Lender's security interest is dependent on or enhanced by possession, any Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

      4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of any Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender in their original form as received by any Borrower.

      4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Lender, such Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in such Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall reasonably require, each Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by such Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to

Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

      4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as each such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) after the occurrence and during the continuance of an Event of Default, send requests for verification of Accounts,
(d) after the occurrence and during the continuance of an Event of Default, endorse such Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under each such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

      4.6 RIGHT TO INSPECT. Lender and its officers, employees, or agents shall have the right, from time to time and during normal business hours hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify any Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5.    REPRESENTATIONS AND WARRANTIES.

            In order to induce Lender to enter into this Agreement, Parent and each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

      5.1 NO ENCUMBRANCES. Parent and each Borrower has good and indefeasible title to its properties and assets that compose the Collateral, the Tunica Vessel and the Real Property, free and clear of Liens except for Permitted Liens.

      5.2   [INTENTIONALLY OMITTED.]

      5.3   [INTENTIONALLY OMITTED.]

      5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrowers' businesses and is fit for such purposes.

      5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (and will not be unless any such Borrower has delivered to Lender a Collateral Access Agreement with respect to such location). The Inventory and Equipment are located only at the locations identified on Schedule 5.5.

      5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

      5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Parent and each Borrower is located at the address indicated in Schedule 5.7 and Parent's and each Borrower's FEIN is identified in Schedule 5.7.

      5.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Parent and each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Parent and each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on
Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares each Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as may be required to comply with Applicable Gaming Laws, neither Parent nor any Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Parent and each Borrower's direct and indirect Subsidiaries, showing:
(i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent or the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Parent's or any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except as may be required to comply with Applicable Gaming Laws, neither Parent nor any Borrower nor any of their Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Guarantor or any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

      5.9   DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by each Guarantor and Borrower of this Agreement and the Loan Documents to which each is a party have been duly authorized by all necessary action on the part of such Guarantors and Borrowers.

                  (b) The execution, delivery, and performance by each Guarantor and Borrower of this Agreement and the Loan Documents to which each is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantors or Borrowers, the Governing Documents of such Guarantors or Borrowers, or any of their Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantors or Borrowers, or any of their Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Parent or any Borrower, or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Parent or any Borrower, or any of their Subsidiaries, other than Permitted Liens, or (iv) require any approval by interestholders of Parent or any Borrower, or any of their Subsidiaries, or any approval or consent of any Person under any material contractual obligation of Parent or any Borrower, or any of their Subsidiaries.

                  (c) Other than the filing of financing statements, fixture filings, Tunica Ship Mortgage, Mortgages, the approvals of Applicable Gaming Authorities with respect to the Stock Pledge executed by BNG, and periodic informational filings required under Applicable Gaming Laws, the execution, delivery, and performance by each Guarantor and each Borrower of this Agreement and the Loan Documents to which each Guarantor and each Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, except that pursuant to Mississippi Gaming Commission Regulation II.I.
Section 11., and Nevada Gaming Commission Regulation 8.530, BMG will be required to file loan reports with the Mississippi Gaming Commission and the Nevada Gaming Control Board within thirty (30) days of the Closing Date.

                  (d) This Agreement and the other Loan Documents to which each Guarantor and Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor and Borrower will be the legally valid and binding obligations of such Guarantor or Borrower, as applicable, enforceable against such Guarantor or Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Lender's Liens are validly created, perfected, and, after giving effect to the Intercreditor Agreement, are first priority Liens, subject only to Permitted Liens.

      5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Parent and Borrowers, threatened against Parent or Borrowers, any of their Subsidiaries, or any Guarantor, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Parent, any such Borrower, any such Subsidiary, or any such Guarantor, as applicable, reasonably could not be expected to result in a Material Adverse Change.

      5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to any Borrower or any Guarantor that have been delivered by such Borrower or such Guarantor to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, such Borrower's or such Guarantor's, as the case may be, financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to such Borrower or such Guarantor, as applicable, since the date of the latest financial statements submitted to Lender on or before the Closing Date (or with respect to any Guarantor, as of the date on which such Guarantor becomes a "Guarantor" hereunder).

      5.12  FRAUDULENT TRANSFER.

                  (a) Parent and each Borrower, and each of their respective Subsidiaries, are Solvent.

                  (b) No transfer of property is being made by Parent or any Borrower, or any of their Subsidiaries, and no obligation is being incurred by Parent or any Borrower, or any of their Subsidiaries, in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Parent or any Borrower, or any of their Subsidiaries.

      5.13 EMPLOYEE BENEFITS. None of Parent, Borrower, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

      5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14 and except with respect to any other matters that individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change, (a) to the best of Parent's and each Borrower's knowledge, none of Parent's or Borrowers', or any of their Subsidiaries', assets has ever been used by such Parent or Borrowers, or their respective Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to the best of Parent's and Borrowers' knowledge, none of Parent's or Borrowers', or any of their respective Subsidiaries', properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Parent or Borrowers, or any of their respective Subsidiaries, has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Parent or Borrowers, or any of their respective Subsidiaries, and
(d) none of Parent or Borrowers or any of their respective Subsidiaries, has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Parent or any Borrower, or any of their Subsidiaries, resulting in the releasing or disposing of Hazardous Materials into the environment.

      5.15 BROKERAGE FEES. Neither Parent nor Borrowers, nor any of their respective Subsidiaries, has utilized the services of any broker or finder in connection with the Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finder's fee is payable by Parent or Borrowers in connection herewith.

      5.16 INTELLECTUAL PROPERTY. Parent and each Borrower, and each of their respective Subsidiaries, owns, or holds licenses in, all material trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of their businesses as currently conducted. Attached hereto as
Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Parent or a Borrower, or their respective Subsidiaries, is the owner or is an exclusive licensee.

      5.17 LEASES. Parent and each Borrower, and each of their respective Subsidiaries, enjoy peaceful and undisturbed possession under all leases material to the businesses of Parent and Borrowers, and each of their respective Subsidiaries, and to which they are a party or under which they are operating. All of such leases are valid and subsisting and no material default by Parent or Borrowers, or any of their respective Subsidiaries, exists under any of them.

      5.18 DDAS. Set forth on Schedule 5.18 are all of the DDAs of Parent and each Borrower, and each of their respective Subsidiaries, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

      5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Parent or Borrowers, or any of their respective Subsidiaries, in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Parent or Borrowers, or any of their respective Subsidiaries, in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Parent's and Borrowers', and their respective Subsidiaries', good faith best estimate of their future performance for the periods covered thereby.

      5.20 INDEBTEDNESS. Set forth on Schedule P-1 is a true and complete list of all Indebtedness of Parent and each Borrower, and each of their respective Subsidiaries, outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

      5.21 LICENSES AND PERMITS. (a) (i) All material licenses (including all necessary Gaming Licenses and Liquor Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities and Liquor Authorities), for the ownership, use, or operation of the businesses or properties now owned or operated by Parent or any Borrower, or any of their respective Subsidiaries, have been validly issued and are in full force and effect; (ii) Parent and each Borrower, and each of their respective Subsidiaries is in compliance, in all material respects, with all of the provisions thereof applicable to it; and (iii) none of such licenses, permits, or consents is the subject of any pending or, to the best of Parent's or any Borrower's, knowledge, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Closing Date (and as of each subsequent date on which Parent or any Borrower delivers to Lender an updated schedule pursuant to Section 6 below), set forth on Schedule
5.21 is a complete and accurate list of all such licenses, permits, and consents that are necessary and appropriate for the operation of Parent and such Borrower's businesses, and the businesses of their respective Subsidiaries, and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.

                  (b) Parent and each Borrower, and their respective Subsidiaries, have obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct their businesses and operations and (ii) as of the Closing Date, all required approvals from the Gaming Authorities and Liquor Authorities of the transactions contemplated hereby and by the other Loan Documents.

                  (c) Parent and each Borrower, and each of their respective Subsidiaries, owns or possesses all patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of their businesses as now carried on or proposed to be conducted, without any known conflict of the rights of others.

      5.22 MAJESTIC CORPORATION. As of the Closing Date, Majestic Corporation has no material assets and no material liabilities.

6.    AFFIRMATIVE COVENANTS.

            Parent and each Borrower covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Parent and each Borrower shall do, and shall cause each of their Subsidiaries to do, all of the following:

      6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Parent and each Borrower, and each of their respective Subsidiaries, to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

      6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form satisfactory to Lender: (a) copies of each report in respect of Parent's and each Borrower's, and each of their respective Subsidiaries', businesses issued by a Gaming Authority or made by Parent or any Borrower, or any of their respective Subsidiaries, to a Gaming Authority within 15 days of their respective issuance or filing date; and (b) copies of all operating and capital budgets, and all other budgets, summaries of sources and uses of funds, projections, and financial information prepared by or on behalf of Parent or any Borrower (including in respect of any Casino operated by any Borrower or its Restricted Subsidiaries), or any of their respective Subsidiaries, promptly upon the preparation and delivery thereof by the chief financial officer of Parent or any Borrower, or any of their respective Subsidiaries, to any third party, but in any event operating and capital budgets shall be delivered to Lender no less frequently than annually.

      6.3   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

                  (a) as soon as available, but in any event within 30 days after the end of each month during each of Parent's and each Borrower's fiscal years,

                  (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and each Borrower's, and each of their respective Subsidiaries', operations during such period,

                  (ii) a certificate signed by the chief financial officer of Parent and each Borrower, and each of their respective Subsidiaries, to the effect that:

                        A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and each Borrower, and each of their respective Subsidiaries,

                        B. the representations and warranties of Parent and each Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                        C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Parent and each Borrower, and each of their respective Subsidiaries, has taken, is taking, or proposes to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

                  (b) as soon as available, but in any event within 90 days after the end of Parent's and each Borrower's, and each of their respective Subsidiaries', fiscal years,

                  (i) financial statements of Parent and each Borrower, and each of their respective Subsidiaries, for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

                  (c) as soon as available, but in any event within 30 days prior to the start of Parent's and each Borrower's, and each of their respective Subsidiaries', fiscal years,

                  (i) copies of Parent's and each Borrower's, and each of their respective Subsidiaries', Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent and each Borrower, and each of their respective Subsidiaries, as being such officer's good faith best estimate of the financial performance of Parent and each Borrower, and each of their respective Subsidiaries, during the period covered thereby,

                  (d) if and when filed by Parent or any Borrower, or any of their respective Subsidiaries,

                  (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                  (ii) any other filings made by Parent or any Borrower, or any of their respective Subsidiaries, with the SEC,

                  (iii) copies of Parent's and each Borrower's, and each of
            their respective Subsidiaries', federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other information that is provided by Parent or any Borrower, or any of their respective Subsidiaries, to any of their Members or shareholders generally,

                  (e) if and when filed by Parent or any Borrower, or any of their respective Subsidiaries, and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Parent or any Borrower, or any of their Subsidiaries, conducts business or is required to pay any such excise tax, (ii) where Parent's or any Borrower's, or any of their respective Subsidiaries', failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such Parent, Borrower or Subsidiary, or (iii) where Parent's or any Borrower's, or any of their respective Subsidiaries', failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) as soon as Parent or any Borrower, or any of their respective Subsidiaries, has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Parent or any Borrower, or any of their respective Subsidiaries, proposes to take with respect thereto, and

                  (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Parent or any Borrower, or any of their respective Subsidiaries.

            In addition to the financial statements referred to above, Parent and each Borrower agree to deliver to Lender within 30 days of the end of each month, Parent's and each Borrower's, and each of their respective Subsidiaries', calculation of their respective EBITDA and financial statements, as well as a Borrowing Base Certificate, prepared on both a consolidated and consolidating basis for the immediately preceding month. Parent and each Borrower agree that no Subsidiary of Parent or any Borrower will have a fiscal year different from that of Borrowers. Parent and each Borrower agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Parent and each Borrower, and each of their respective Subsidiaries, as Lender reasonably may request. Parent and each Borrower waive the right to assert a confidential relationship, if any, each may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

      6.4 GUARANTOR REPORTS. Cause any Guarantor of any of the Obligations to deliver its annual financial statements at the time when Parent and each Borrower provides its audited financial statements to Lender and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

      6.5   [INTENTIONALLY OMITTED.]

      6.6 MAINTENANCE AND TITLE TO EQUIPMENT AND PROPERTIES. Maintain and preserve all of their material properties (including the Tunica Vessel) which are necessary or useful in the proper conduct of their businesses in good working order and condition, ordinary wear and tear excepted, and comply, in all material respects, at all times with the provisions of all material leases to which they are a party as lessee so as to prevent any loss or forfeiture thereof or thereunder. Other than those items of Equipment that constitute fixtures on the Closing Date, Parent and Borrowers shall not permit, and shall not permit their respective Subsidiaries to permit, any item of Equipment to become a fixture to real estate or an accession to other property (other than accessions to the Tunica Vessel) and such Equipment shall at all times remain personal property. Upon Lender's request, Parent and Borrowers immediately shall deliver to Lender, properly endorsed, any and all evidences of ownership of, certificates of title to, or applications for title to any items of Equipment (including, without limitation, the Tunica Vessel).

      6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Parent and each Borrower, and any of their respective Subsidiaries, or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Parent and each Borrower will make, and will cause their respective Subsidiaries to make, timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Parent and each Borrower, and each of their respective Subsidiaries, has made such payments or deposits. Parent and each Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which Parent and each Borrower, and each of their respective Subsidiaries, is required to pay any such excise tax.

      6.8   INSURANCE.

                  (a) At Parent's and each Borrower's, and each of their respective Subsidiaries', expense, maintain insurance respecting their assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Parent and each Borrower, and each of their respective Subsidiaries, also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                  (b) At Parent's and each Borrower's expense, obtain and maintain (i) insurance of the type necessary to insure the Real Property Collateral, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" polices, in such amounts as Lender may reasonably require, but in any event in amounts sufficient to prevent Parent and each Borrower, and their respective Subsidiaries, from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in such amounts as may be reasonably satisfactory to Lender; (iii) business rental insurance covering annual receipts for a 12-month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Lender reasonably may require. Replacement costs, at Lender's option, may be re-determined by an insurance appraiser, reasonably satisfactory to Lender, not more frequently than once every 12 months at each Borrower's expense.

                  (c) All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. All insurance required herein shall be written by companies which are authorized to do insurance business in the state where Parent or the applicable Borrower, or their respective Subsidiaries, has its chief executive office. All hazard insurance shall contain an endorsement reasonably satisfactory to Lender showing Lender as the loss payee thereof as its interest may appear. Every policy of insurance referred to in this Section 6.8 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Lender (or, in the case of non-payment of premiums, 10 days) and that any loss payable thereunder shall be payable to Lender as its interest may appear notwithstanding any act or omission of any Borrower which might, absent such agreement, result in a forfeiture of all or a part of such insurance. Each Borrower shall deliver to Lender certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                  (d) Parent and Borrowers shall give, and shall cause their respective Subsidiaries to give, Lender prompt notice of any loss covered by such insurance, and Lender shall have the right to adjust any loss in excess of $1,000,000. Lender shall have the exclusive right to adjust all such losses payable under any such insurance policies without any liability to Parent or Borrowers, or any of their respective Subsidiaries, whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations without premium, in such order or manner as Lender may elect, or shall be disbursed to Borrowers under staged payment terms satisfactory to Lender for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Lender shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Lender shall determine.

                  (e) Parent and each Borrower acknowledge and agree that Lender shall have no obligation to disburse any insurance proceeds received by Lender following the occurrence of a casualty loss to Parent or any Borrower, or to any of their respective Subsidiaries, for the repair, replacement, or restoration of the items of property damaged or destroyed.

                  (f) Parent and each Borrower agree not take out, and shall cause their respective Subsidiaries not to take out, separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Parent and each Borrower immediately shall notify, and shall cause their respective Subsidiaries to notify, Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

      6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that each Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement.

      6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

      6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Parent or any Borrower, or any of their respective Subsidiaries, is a party or by which such Parent's or Borrower's, or their respective Subsidiaries,' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Parent and each Borrower agree and acknowledge, and shall cause each of their respective Subsidiaries to agree and acknowledge, that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Parent and Borrowers, and each of their respective Subisidiaries, and Parent and each Borrower agrees, and shall cause each of their respective Subsidiaries to agree, to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of each Borrower's obtaining financing from Lender under this Agreement.

      6.13 EXISTENCE. At all times preserve and keep in full force and effect Parent's and each Borrower's, and each of their respective Subsidiaries', valid existence and good standing and any rights and franchises material to Parent's and each Borrower's, and each of their respective Subsidiaries', businesses.

      6.14 ENVIRONMENTAL. (a) Keep any property either owned or operated by Parent and each Borrower, and each of their respective Subsidiaries, free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by such Parent, Borrower or Subsidiary, and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of such Parent, Borrower, or Subsidiary, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against such Parent, Borrower, or Subsidiary, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

      6.16 GOVERNMENT AUTHORIZATION. Parent and each Borrower shall deliver, and shall cause their respective Subsidiaries to deliver, to Lender, as soon as practicable, and in any event within ten (10) days after the receipt by Parent or Borrowers, or their respective Subsidiaries, from any Gaming Authority or other Governmental Authority having jurisdiction over the operations of Parent or such Borrower, or their respective Subsidiaries, or filing or receipt thereof by Parent or such Borrower, or their respective Subsidiaries (i) copies of any order or notice of such Gaming Authority or such other Governmental Authority or court of competent jurisdiction which designates any Gaming License or other material franchise, permit, or other governmental operating authorization of Parent or such Borrower, or their respective Subsidiaries, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of Parent or such Borrower, or their respective Subsidiaries, to construct, own, manage, or operate their businesses (or portion thereof), and (ii) a copy of any competing application filed with respect to any such Gaming License or other authorization, or application therefor, of Parent or such Borrower, or any of their respective Subsidiaries, or any citation, notice of violation, or order to show cause issued by any Gaming Authority or other governmental authority or any complaint filed by any Gaming Authority or other governmental authority which is available to Parent or such Borrower, or to their respective Subsidiaries.

      6.17 LICENSE RENEWALS. Commencing on the date six months following the Closing Date and continuing every six months thereafter, Parent and each Borrower shall deliver, and shall cause their respective Subsidiaries to deliver, to Lender an updated Schedule 5.21 reflecting thereon, as of the date of such delivery, the information described in Section 5.21.

      6.18 LICENSES AND PERMITS. (a) Ensure that all material licenses (including all necessary Gaming Licenses and Liquor Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities and Liquor Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by each Borrower have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions thereof applicable to it.

      6.19 SUBSIDIARY GUARANTEES. Each Borrower shall cause each Restricted Subsidiary of such Borrower that is formed or acquired after the date hereof, concurrently therewith: (i) to become a Guarantor hereunder and execute and deliver to Lender a Guaranty pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Obligations; and (ii) to execute a Guarantor Security Agreement and such other agreements or documents necessary or reasonably requested by Lender to grant Lender a valid, enforceable, perfected Lien on the collateral described therein, subject only to Permitted Liens; and
(iii) to cause such Restricted Subsidiary to deliver to Lender an opinion of counsel, in form reasonably satisfactory to Lender, opining that (a) such guaranty, security agreement, and other agreements and documents have been duly authorized, executed and delivered by such Restricted Subsidiary and (b) such guaranty, security agreement, and such other agreements and documents constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

      6.20 LICENSE RENEWALS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

7.    NEGATIVE COVENANTS.

            Parent and Borrowers covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Parent and Borrowers will not do, and will not permit any of their respective Subsidiaries to do, any of the following:

      7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness and except as permitted under
Section 7.6 hereof. The foregoing to the contrary notwithstanding, each Borrower may incur Indebtedness (including, without limitation, Acquired Debt) if (a) the Borrowers' consolidated Interest Coverage Ratio for the Borrowers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been not less than 2.0:1.0, determined on a pro forma basis (including the pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period, (b) the final stated maturity of such Indebtedness is after the Renewal Date or, during any Renewal Term, the next succeeding anniversary of the Renewal Date (except for Purchase Money Indebtedness, Capitalized Lease Obligations, or Acquired Debt), and (c) no Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, or would occur after giving effect on a pro forma basis to such incurrence.

      7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of their assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under clause (j) of the definition of "Permitted Indebtedness" and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify their Stock, or liquidate, wind up, or dissolve themselves (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of their property or assets; provided, however, that:

                  (a) a Borrower or any Restricted Subsidiary may enter into a merger or consolidation so long as:

                  (i) such Borrower or such Restricted Subsidiary, as applicable, is the surviving Person;

                  (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

                  (iii) such transaction would not result in the loss or
            suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension, or material impairment;

                  (iv) (i) such Borrower or Restricted Subsidiary has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of such Borrower or Restricted Subsidiary, as applicable, immediately preceding such transaction, and (ii) Borrowers, on a consolidated basis, shall have an Interest Coverage Ratio of not less than 2.0:1.0 for their most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period; and

                  (v) such Borrower or Restricted Subsidiary, as applicable, prior to the consummation of any proposed transaction, shall deliver to Lender a certificate of an officer of such Borrower or Restricted Subsidiary, as applicable, to the foregoing effect, an opinion of counsel, stating that all conditions precedent to the proposed transaction provided for herein have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to Lender that the proposed transaction complies with the foregoing clause
            (iv).

                  (b) A Borrower or any Restricted Subsidiary may sell, transfer, assign, lease or otherwise dispose of its assets in a transaction that is permitted by Section 7.4; and

                  (c) Any Restricted Subsidiary of a Borrower may liquidate or dissolve if such Borrower determines in good faith that such liquidation or dissolution is in the best interests of such Borrower and is not materially disadvantageous to Lender.

      7.4   OWNERSHIP AND DISPOSAL OF ASSETS.

                  (a)   Make any Asset Sale of the Tunica Vessel;

                  (b) Make any Asset Sale, provided, however, that an Asset Sale may be made (other than an Asset Sale that comprises the Tunica Vessel) if:

                        (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom (other than a Default or Event of Default arising from an Asset Sale that is a consequence of an Event of Loss);

                        (ii) such Borrower or Restricted Subsidiary, as applicable, receives consideration of not less than the fair market value, as of the time of such Asset Sale, of the assets that are the subject of such Asset Sale (other than an Asset Sale that is a consequence of an Event of Loss);

                        (iii) such Borrower or such Restricted Subsidiary, as
            applicable, receives (A) 75% of the consideration for such Asset Sale (other than an Asset Sale that is a consequence of an Event of Loss) in the form of cash or Cash Equivalents, or (B) the assumption by the transferee of liabilities (other than liabilities that, by their terms, are subordinated to the Obligations) of such Borrower or Restricted Subsidiary, as applicable (provided, that following such Asset Sale there is no further recourse to such Borrower or its Restricted Subsidiaries with respect to such liabilities), or (C) assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale, will be used in the business of the applicable Borrower or its Restricted Subsidiary;

                        (iv) within 270 days of such Asset Sale, the Net Proceeds thereof are (A) invested in assets related to the business of the applicable Borrower or its Restricted Subsidiaries, (B) applied to repay Indebtedness under Purchase Money Indebtedness incurred in connection with the asset sold, (C) at the option of Lender, to the extent not invested or applied as provided in clauses
            (A) or (B) above (Net Proceeds not being so invested or applied, "Excess Proceeds"), applied to repay Indebtedness under this Agreement and to permanently reduce the Maximum Revolver Amount by the amount of Indebtedness so repaid, provided that such Borrower shall have no obligation to so prepay Indebtedness under this Agreement and to so permanently reduce the Maximum Revolver Amount unless the aggregate amount of Excess Proceeds shall exceed $1,500,000; or (D) applied to make an offer to purchase Notes as provided in the Indenture, provided, that such Borrower shall not make an offer to so purchase Notes unless the aggregate amount of Excess Proceeds minus the amount applied to repay Indebtedness under this Agreement pursuant to the foregoing clause (C) shall exceed $20,000,000.

                  (c) Pending the final application of any Net Proceeds of any Asset Sale in accordance with Section 7.4(b), Borrowers shall apply such Net Proceeds to the outstanding Obligations or retain such Net Proceeds, in each case, in accordance with the terms hereof.

                  (d) At any time that the Maximum Revolver Amount shall be permanently reduced pursuant to Section 7.4(b)(iv)(C), then Borrowers shall pay Lender a fee, at the time of any such reduction in the Maximum Revolver Amount, in an amount equal to the product of (i) the amount of such reduction in the Maximum Revolver Amount times (ii) the Applicable Prepayment Premium.

      7.5 CHANGE NAME. Change Parent's or any Borrower's, or cause any of their Subsidiaries to change any such Subsidiary's, name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that Parent and Borrowers may change, and may cause their Subsidiaries to change, their names upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Parent and Borrowers, and their respective Subsidiaries, provide any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens.

      7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by, endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Lender, (b) guarantees by Borrowers of the obligations of Parent and Majestic Capital under the Indenture provided that (i) any such Borrower shall have guaranteed the Obligations in accordance with
Section 6.19, and (ii) such guarantee of the obligations under the Indenture shall be subordinate to the Obligations owed to Lender in accordance with the terms of the Intercreditor Agreement, (c) guarantees constituting Investments permitted under Section 7.13, and (d) guarantees constituting Indebtedness permitted under Section 7.1.

      7.7 NATURE OF BUSINESS. Directly or indirectly engage to any material extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Managers of Borrowers, is a Related Business.

      7.8   PREPAYMENTS AND AMENDMENTS.

                  (a) Prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or its Subsidiaries owing to any third Person, other than the Obligations in accordance with this Agreement; except:
(i) in connection with a refinancing permitted by clause (j) of the definition of Permitted Indebtedness, (ii) as may be necessary to comply with mandatory provisions of Applicable Gaming Laws (including a Required Regulatory Redemption in accordance with Section 3.8 of the Indenture), (iii) the repurchase of Notes in accordance with Section 7.4(b)(iv)(D), and (iv) the repurchase of Notes in an aggregate amount not to exceed $20,000,000, provided that no Event of Default has occurred and is continuing or would be the consequence thereof, Borrowers do not use a Borrowing or Advance under this Agreement for the purchase of such Notes, and no outstanding Obligations are owed to Lender other than contingent liabilities associated with issued and outstanding Letters of Credit; and

                  (b) Except as may be necessary to comply with mandatory provisions of Applicable Gaming Laws, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of (i) any Senior Note Document, provided, however, that additional Notes may be issued pursuant to the terms thereof to the extent the Indebtedness evidenced by such Notes is permitted hereunder, (ii) the Operating Agreements, (iii) the Management Agreement, or (iv) any agreement, instrument, document, indenture, or other writing evidencing or concerning (A) Indebtedness permitted under clause (f) of the definition of "Permitted Indebtedness", or (B) Indebtedness refinanced in accordance with clause (j) of the definition of "Permitted Indebtedness" in respect of any Indebtedness permitted under clause (f) of the definition of "Permitted Indebtedness", if the effect of such amendment, modification, alteration, or change would materially increase the obligations of Borrowers or their Subsidiaries or confer additional material rights on the holder of such Indebtedness in a manner adverse to Borrowers, their Subsidiaries, or Lender.

      7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

      7.11 DISTRIBUTIONS. Except as set forth in Sections 7.13 and 7.22, make any distribution or declare or pay any dividends (in cash or other property) on, or purchase, acquire, redeem, or retire any of Parent's or any Borrower's, or any of their respective Subsidiaries', Stock, of any class, whether now or hereafter outstanding (collectively, "Restricted Payments"); provided, however, that:

                  (a) A Borrower may redeem, purchase, retire, or otherwise acquire such Borrower's Stock in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of such Borrower) of, other Stock of such Borrower (other than Disqualified Capital Stock of such Borrower),

                  (b) A Borrower may make distributions or pay dividends to its Members in an amount not to exceed the amount of Investments that such Borrower could otherwise make pursuant to Section 7.13(b) at the time such distribution or dividend is made, provided, that after giving effect to such distribution or dividend, such Borrower shall have Availability of not less than $1,000,000; and

                  (c) Restricted Subsidiaries may make distributions and pay dividends to a Borrower or to other Restricted Subsidiaries.

      7.12 ACCOUNTING METHODS. Modify or change their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of each Borrower's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or each Borrower's financial condition. Parent and Borrowers waive the right to assert a confidential relationship, if any, each may have with any such accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

      7.13  INVESTMENTS.

                  (a) Other than Permitted Investments and guarantees permitted under Section 7.6, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment (including, without limitation, (i) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (ii) loans, advances, capital contributions, or transfers of property to a Person, or (iii) the acquisition of all or substantially all of the properties or assets of a Person).

                  (b) The foregoing to the contrary notwithstanding, a Borrower may make or acquire an Investment not otherwise permitted in Section 7.13(a) above if:

                  (i) such Borrowers' consolidated Interest Coverage Ratio for Borrowers' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Investment is made would have been not less than 2.0:1.0, determined on a pro forma basis, as if such Investment had been made at the beginning of such four-quarter period;

                  (ii) no Event of Default shall have occurred and be continuing at the time such Investment is made or would occur as a consequence thereof; and

                  (iii) the amount of such Investment, together with all other
            Investments made pursuant to this Section 7.13(b) and all dividends or distributions made pursuant to Section 7.11(b) , in each case, after the Closing Date, is less than the lesser of (A) the amount of Investments such Borrower is then permitted to make pursuant to
            Section 4.7 of the Indenture (without regard to any waiver of the restrictions contained in such section), and (B) the sum of (1) 50% of the Consolidated Net Income of such Borrower for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Closing Date to the end of such Borrower's then most recently ended fiscal quarter for which internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus, (2) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by such Borrower from the issuance or sale, other than to a Subsidiary of such Borrower, of Stock of such Borrower (other than Disqualified Capital Stock) after the Closing Date and on or prior to the time of such Investment, plus (3) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by such Borrower from the issuance or sale, other than to a Subsidiary of such Borrower, of any convertible or exchangeable debt security of such Borrower that has been converted or exchanged into Stock of such Borrower (other than Disqualified Capital Stock) pursuant to the terms thereof after the Closing Date and on or prior to the time of such Investment (including any additional net cash proceeds received by such Borrower upon such conversion or exchange), plus (4) the aggregate Return from Unrestricted Subsidiaries after the Closing Date and on or prior to the time of such Investment.

      7.14  TRANSACTIONS WITH AFFILIATES.

                  (a) Directly or indirectly sell, lease, transfer, or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or permit to exist any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of a Borrower or any Affiliate of any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction") except for:

                  (i) Affiliate Transactions entered into in the ordinary course of business that, together with all related Affiliate Transactions, have an aggregate value of not more than $2,000,000; provided, that (A) such transactions are conducted in good faith and on terms that are no less favorable to such Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Borrower or Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of such Borrower or Restricted Subsidiary and (B) prior to entering into such transaction such Borrower shall have delivered to Lender a certificate from an officer of such Borrower certifying to such effect;

                  (ii) Affiliate Transactions entered into in the ordinary course of business that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (A) a majority of the disinterested Managers or, if none, a disinterested committee appointed by the Managers of the applicable Borrower for such purpose determine that such transactions are conducted in good faith and on terms that are no less favorable to such Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Borrower or Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of such Borrower or Restricted Subsidiary and (B) prior to entering into such transaction such Borrower shall have delivered to Lender a certificate from an officer of such Borrower certifying to such effect; or

                  (iii) Affiliate Transactions entered into in the ordinary
            course of business for which such Borrower delivers to Lender an opinion as to the fairness to such Borrower or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  (b) Anything in Section 7.14(a) to the contrary notwithstanding, the following shall be deemed not to be Affiliate Transactions:

                  (i)   Permitted Investments permitted by Section 7.13 hereof,

                  (ii) Dividends or Distributions permitted under Section 7.11 hereof,

                  (iii) the nonexclusive licensing of any service mark of any
            Borrower to an Affiliate or Affiliates of a Borrower, and

                  (iv) the payment of the Overhead Reimbursements, Cash Flow-Based Management Fees and Revenue-Based Management Fees (collectively, the "Management Fees") provided for in the Management Agreements as of the Closing Date, so long as (A) no Default or Event of Default has occurred and is continuing or would result from the payment of such Management Fees, (B) the aggregate amount of such Management Fees does not exceed $5,000,000 in any given fiscal year of Parent and Borrowers, and (C) the terms and conditions of the payment of such Management Fees set forth in the Management Agreements are satisfied.

      7.15 SUSPENSION. Suspend or go out of a substantial portion of their businesses.

      7.16 COMPENSATION. Increase the annual fee or per-meeting fees paid to the members of their Boards of Directors during any year by more than 15% over the prior year.

      7.17 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Closing Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and for working capital of Borrowers, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

      7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate their chief executive offices to a new location without providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Parent and Borrowers provide, and cause their respective Subsidiaries to provide, any financing statements or fixture filings necessary to perfect and continue perfected the Lender's Liens and also provide to Lender a Collateral Access Agreement with respect to such location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party unless Parent or Borrowers, or their respective Subsidiaries, as applicable, have delivered to Lender a Collateral Access Agreement entered into by such bailee, warehouseman, or similar party, as the case may be.

      7.19  [INTENTIONALLY OMITTED.]

      7.20  FINANCIAL COVENANTS.

                  (a)   Fail to maintain:

                  (i) MINIMUM EBITDA. EBITDA of Borrowers, measured as of the end of each calendar month for the immediately preceding 12 month period of at least $20,000,000;

                  (b)   Make:

                  (i) CAPITAL EXPENDITURES. Capital expenditures of Borrowers in any fiscal year in excess of the aggregate amount of $15,000,000.

      7.21 OPERATION OF TUNICA VESSEL. At any time operate the Tunica Vessel outside the navigation limits of the insurance carried pursuant to the Tunica Ship Mortgage.

      7.22  PERMITTED TAX DISTRIBUTIONS.

                  (a) Notwithstanding Section 7.11, Parent and each Borrower, at its option, may declare and pay Permitted Tax Distributions to its Equity Holders; provided, that (i) no Event of Default shall have occurred and be continuing at the time of any such Permitted Tax Distribution or would result therefrom, (ii) prior to the payment of any such Permitted Tax Distribution, Parent or each such Borrower (as the case may be) shall provide Lender with a certificate from an officer of Parent and/or such Borrower and an opinion of counsel to the effect that Parent, such Borrower and each Subsidiary of such Borrower in respect of which such Permitted Tax Distributions are being made, qualify as Flow Through Entities for federal income tax purposes and for the states in respect of which such distributions are being made, and (iii) at the time of any such Permitted Tax Distribution, the most recent audited financial statements of such Borrower provided to Lender pursuant to Section 6.3 provide that such Borrower and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements.

                  (b) Estimated tax distributions shall be made within thirty days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 15, May 15, August 15, and December 15 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year. The excess of the Permitted Tax Distributions for a taxable year over the amounts previously distributed as estimated tax distributions may be distributed to Equity Holders within thirty days of the date on which Borrower has filed its federal income tax return with respect to such taxable years. To the extent that the estimated tax distributions previously paid to an Equity Holder in respect of any taxable year are greater than the Permitted Tax Distributions for such year, such excess shall be treated for all purposes of this Agreement as if distributed as an estimated tax distribution on March 15 of the next succeeding year for the purpose of determining amounts permitted to be distributed in such succeeding taxable year.

                  (c) The amount of the Permitted Tax Distributions shall be re-computed promptly after (i) the filing by each Borrower of its annual tax return, and (ii) the appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of such Borrower which affected the calculation of the Permitted Tax Distributions for any year should be changed or adjusted, including the determination that such Borrower or any other entity is not a Flow Through Entity (a "Tax Calculation Event"). In the event of a Tax Calculation Event, the amount by which the Permitted Tax Distributions would have been reduced had they been calculated in accordance with the Tax Calculation Event (an "Overdistribution") shall offset the amounts permitted to be distributed through the next two successive estimated tax payment dates (and such amounts permitted to be distributed shall be, for purposes of this Agreement, treated as if distributed to Equity Holders and used to repay the Overdistribution). If the amount of any Overdistribution has not been repaid in full by the end of the second estimated tax payment date following the Tax Calculation Event, such Borrower will use its best efforts to collect the remaining Overdistribution Amount from the Equity Holders. If following a Tax Calculation Event, the amount by which the Permitted Tax Distributions would have been increased had they been calculated in accordance with the Tax Calculation Event (an "Underdistribution"), the amount of such Underdistribution shall be distributed to Equity Holders within 90 days of the date of the Tax Calculation Event.

                  (d) Prior to making any estimated tax distribution, each Borrower or Parent, as the case may be, shall require each Equity Holder to agree to make any payment required under Section 7.22(c) hereof.

                  (e) To the extent that any tax distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to a Borrower or Parent pursuant to Section 7.22(c) remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay such Borrower or Parent.

      7.23 RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK. Sell, nor permit any Restricted Subsidiary to issue or sell, any Stock (other than directors" qualifying shares) of any Restricted Subsidiary to any Person other than a Borrower or a Wholly Owned Subsidiary of such Borrower; provided, that such Borrower and its Restricted Subsidiaries may sell all (but not less than all) of the capital Stock of a Restricted Subsidiary owned by such Borrower and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 7.4 hereof.

      7.24 MEMBERSHIP INTERESTS. Authorize or issue certificates evidencing the membership interests in each Borrowers.

      7.25 LIMITATION ON RESTRICTED SUBSIDIARY DIVIDENDS. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (a) pay dividends or make any other distributions to a Borrower or any of its Restricted Subsidiaries (i) on such Restricted Subsidiary's capital Stock or (ii) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

                  (b) pay any Indebtedness owed to a Borrower or any of its Restricted Subsidiaries, or

                  (c) make loans or advances to a Borrower or any of its Restricted Subsidiaries, or

                  (d) transfer any of its assets to a Borrower or any of its Restricted Subsidiaries,

            except, with respect to clauses (a) through (d) above, for such encumbrances or restrictions existing under or by reason of:

                  (i)   this Agreement or the other Loan Documents;

                  (ii)  the Senior Note Documents;

                  (iii) applicable law;

                  (iv) Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (v) customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

                  (vi) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien; and

                  (vii) the agreements governing permitted refinancing
            Indebtedness; provided, that such restrictions contained in any agreement governing such refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

8.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1 If any Borrowers or Guarantors fail to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

      8.2 If any Borrowers or Guarantors fail or neglect to perform, keep, or observe (a) any term, provision, condition, covenant, or agreement: (i) contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Guarantor Reports), 6.7 (Tax Returns), 6.10 (Compliance with Laws), 6.11 (Leases), 6.12 (Brokerage Commissions), and 6.13 (Existence) of this Agreement and such failure continues for a period of 5 Business Days; (ii) contained in Sections 6.1 (Accounting System), 6.6 (Maintenance and Title to Equipment and Properties), or 6.9 (Location of Inventory and Equipment), 6.14 (exclusive of clause (d) thereof) (Environmental), 6.17 (License Renewals), or 6.19 (Subsidiary Guarantees) of this Agreement and such failure continues for a period of 15 Business Days; or
(b) any other term, provision, condition, covenant, or agreement contained in this Agreement or any material term, provision, condition, covenant or agreement contained in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other Loan Documents; in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern); provided, that, during any period of time that any such failure or neglect of any Borrower or any Guarantor referred to in this Section 8.2 exist, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Lender shall not be required to make Advances (or otherwise extend credit) hereunder;

      8.3 If any material portion of any Guarantor's or Borrower's, or any of their Subsidiaries', assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

      8.4 If an Insolvency Proceeding is commenced by any Borrower or Guarantor, or any of their Restricted Subsidiaries;

      8.5 If an Insolvency Proceeding is commenced against any Borrower or Guarantor, or any of their Restricted Subsidiaries, and any of the following events occur: (a) a Guarantor or Borrower, or any of their Restricted Subsidiaries, consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Guarantor or Borrower or any of their Subsidiaries, or (e) an order for relief shall have been entered therein;

      8.6 If a Guarantor or Borrower, or any of their Restricted Subsidiaries, is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of the business affairs of such Guarantor or Borrower, or any of their Subsidiaries;

      8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Parent's or Borrowers', or any of their Restricted Subsidiaries', properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Parent's or Borrowers', or any of their Subsidiaries', properties or assets and the same is not paid on the payment date thereof;

      8.8 If a final non-appealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court of competent jurisdiction against Guarantors or Borrowers, or any of their Subsidiaries, and such judgment or judgments remain undischarged, unbonded, or unstayed for a period of 60 days after entry; provided, that the aggregate amount of all such judgments exceeds $5,000,000;

      8.9 If there is a default in one or more agreements to which any Borrower or any of its Subsidiaries is a party relative to Indebtedness of such Borrower or Subsidiary involving an aggregate amount of $2,500,000 or more or any other material agreement to which any Guarantor or Borrower, or any of their Subsidiaries, is a party with one or more third Persons, and, in either case, such default (a) occurs at the final maturity of the obligations thereunder, or
(b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of such Guarantor's or Borrower's, or their respective Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

      8.10 If a Guarantor or Borrower, or any of their respective Subsidiaries, makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted hereunder or by the terms of the subordination provisions applicable to such Indebtedness;

      8.11 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by any Guarantor or Borrower, or any of their respective Subsidiaries, or any officer, employee, agent, or director of any Guarantor or Borrower, or any of their respective Subsidiaries;

      8.12 If the obligation of any Guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the Guarantor or other third Person thereunder, or any such Guarantor or other third Person becomes the subject of an Insolvency Proceeding;

      8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

      8.14 Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Guarantor or Borrower, or any of their Subsidiaries, or a proceeding shall be commenced by any Guarantor or Borrower, or any of their Subsidiaries, or by any Governmental Authority having jurisdiction over any Guarantor or Borrower, or any of their Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or any Guarantor or Borrower, or any of their Subsidiaries, shall deny that any such Guarantor or Borrower, or any such Subsidiary, has any liability or obligation purported to be created under any Loan Document;

      8.15 If there is an "Event of Default" under, and as defined in, the Indenture;

      8.16 If any Guarantor or Borrower, or any of their Subsidiaries, fails to keep in full force and effect, suffers the termination, revocation, forfeiture, nonrenewal or suspension of, or suffers a material adverse amendment to, any Gaming License, franchise, registration, qualification, finding of suitability or other approval or authorization required to enable such Guarantor or Borrower, or any such Subsidiary, to own, operate, or otherwise conduct or manage their businesses, including the riverboat, dockside or land based gaming activities of Guarantors and Borrowers and any other location where Guarantors and Borrowers conduct such business;

      8.17 If any Governmental Authority terminates, suspends, amends, revokes, repeals or fails to renew any law, license, franchise, registration, qualification, finding of suitability or other approval or authorization required to enable any Guarantor or Borrower, or any of their Subsidiaries, to own, operate, or otherwise conduct or manage their businesses, including the riverboat, dockside or land-based gaming activities and any other location where Guarantors and Borrowers conduct such business; or

      8.18  If there is a Material Adverse Change.

9.    LENDER'S RIGHTS AND REMEDIES.

      9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Parent and Borrowers, and their respective
Subsidiaries:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit Borrowers' Loan Accounts with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                  (e) Without notice to or demand upon Borrowers or any Guarantor make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrowers agree to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrowers authorize Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge each Borrower's Loan Account therefor. With respect to any of Borrowers' owned or leased premises, Borrowers hereby grant Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (f) Without notice to Borrowers (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrowers held by Lender, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrowers held by Lender;

                  (g) Hold, as cash collateral, any and all balances and deposits of Borrowers held by Lender to secure the full and final repayment of all of the Obligations;

                  (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrowers hereby grant to Lender a license or other right to use, without charge, Borrowers' labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (i) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (j) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Lender shall give Borrowers a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrowers as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (k)   Lender may credit bid and purchase at any public sale;
and

                  (l) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (m) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document;

                  (n) Parent and Borrowers, and each of their Subsidiaries, agree that, upon the occurrence of and during the continuance of an Event of Default and at Lender's request, Parent and Borrowers will, and will cause each of their Restricted Subsidiaries to (and, by its execution and delivery of a Guaranty or a joinder thereto, each of Borrowers' Restricted Subsidiaries agrees
to), immediately file such applications for approval and shall take all other and further actions required by Lender to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control to Lender, of the Gaming Licenses held by it, or its interest in any Person holding any such Gaming License. To enforce the provisions of this Section 9.1(n), Lender is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Gaming Authority an involuntary transfer of control of any Gaming License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Parent and Borrowers hereby agree to authorize, and to cause each of their Restricted Subsidiaries to authorize (and, by its execution and delivery of a Guaranty or a joinder thereto, each Restricted Subsidiary of Parent and Borrowers agrees to authorize) such an involuntary transfer of control upon the request of the receiver so appointed and, if Parent, Borrowers or any such Restricted Subsidiary shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Parent and Borrowers shall further use, and shall cause their Subsidiaries to use, their reasonable best efforts to assist in obtaining approval of the applicable Gaming Authority, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the applicable Gaming Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Gaming License or transfer of control necessary or appropriate under the applicable Gaming Authority's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any Gaming License or other authorization. Parent and Borrowers acknowledge that the assignment or transfer of Gaming Licenses is integral to Lender's realization of the value of the Collateral, that there is no adequate remedy at law for failure by Parent and Borrowers to comply with the provisions of this Section 9.1(n) and that such failure would not be adequately compensable in damages, and therefore agree that the agreements contained in this Section 9.1(n) may be specifically enforced; and

                  (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Parent and Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrowers.

All rights, remedies, and powers provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable gaming laws, rules, and regulations enacted by the applicable Gaming Authority (the "Applicable Gaming Laws") or the Liquor Laws and all provisions of this Agreement relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and Liquor Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Lender will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming Equipment regulated by Applicable Gaming Laws (including any such sale or disposition of gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws) and of the Liquor Authorities under Applicable Liquor Laws for the sale of liquor and other alcoholic beverages.

      9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

            If Parent or any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its Permitted Discretion and without prior notice to Borrowers or any Guarantor, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in each Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which such Borrower may in any way be liable.

      11.2 LENDER'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that (absent any gross negligence and willful misconduct of Lender while Lender is in possession of the Collateral): (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,
(iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

      11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this

Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Parent or Borrowers, on the one hand, and Lender, on the other hand, to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Parent, the applicable Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to the applicable address set forth below:

            If to Parent
            or Borrowers:     BARDEN COLORADO GAMING, LLC
                              BARDEN MISSISSIPPI GAMING, LLC
                              BARDEN NEVADA GAMING, LLC
                              c/o MAJESTIC INVESTOR HOLDINGS, LLC
                              Attn:  Michael Kelly, Chief Operating Officer
                              One Buffington Harbor Drive
                              Gary, Indiana  46406
                              Fax No. (219) 977-7811

            with copies to:   BARDEN COMPANIES, INC.
                              163 Madison Avenue
                              Suite 2000
                              Detroit, MI  48226
                              Attn:  Don H. Barden
                              Fax No. (313) 496-2900

            with copies to:   LATHAM & WATKINS
                              Sears Tower, Suite 5800
                              233 South Wacker Drive
                              Chicago, IL 60606
                              Attn:  David Crumbaugh, Esq.
                              Fax No. 312.993-9767

            If to Lender:     FOOTHILL CAPITAL CORPORATION
                              One Boston Plaza
                              Suite 1800
                              Boston, MA 02108
                              Attn: Business Finance Division Manager
                              Fax No. 617.523-1697

            with copies to:   BROBECK, PHLEGER & HARRISON LLP
                              550 South Hope Street, #2100
                              Los Angeles, California  90071-2604
                              Attn:  John Francis Hilson, Esq.
                              Fax No. 213.745.3345

            Lender, Parent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this
Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

                  (c) BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1  ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrowers an appropriate assignment and acceptance agreement.

                  (b) From and after the date that Lender provides Borrowers with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

                  (c) Immediately upon Borrowers' receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

                  (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged,
(ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

                  (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' businesses.

                  (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. The foregoing to the contrary notwithstanding, no such pledge shall relieve Lender from any of its obligations hereunder.

      14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrowers from their Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrowers is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

      15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender (or, if Lender has assigned a portion of the Obligations hereunder pursuant to Section 14.1(a) hereof, lenders holding more than 50% of the outstanding Obligations) and

Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      15.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.   GENERAL PROVISIONS.

      16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Parent, Borrowers and Lender.

      16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      16.5 WITHHOLDING TAXES. All payments made by Borrowers hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed,

Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section
16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

      16.6  [INTENTIONALLY OMITTED.]

      16.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      16.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrowers or any Guarantor, or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers and each Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      16.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                         [Signature page to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                       BARDEN COLORADO GAMING, LLC,
                                       a Colorado limited liability company


                                        By:     /s/ Michael E. Kelly
                                               ---------------------------------
                                        Title:  EVP, COO, CFO


                                       BARDEN MISSISSIPPI GAMING, LLC
                                       a Mississippi limited liability company


                                        By:     /s/ Michael E. Kelly
                                               ---------------------------------
                                        Title:  EVP, COO, CFO


                                       BARDEN NEVADA GAMING, LLC
                                       a Nevada limited liability company


                                        By:     /s/ Michael E. Kelly
                                               ---------------------------------
                                        Title:  EVP, COO, CFO


                                       MAJESTIC INVESTOR HOLDINGS, LLC
                                       a Delaware limited liability company


                                        By:     /s/ Michael E. Kelly
                                               ---------------------------------
                                        Title:  EVP, COO, CFO


                                       FOOTHILL CAPITAL CORPORATION,
                                       a California limited liability company


                                        By:     /s/ Kevin M. Coyle
                                               ---------------------------------
                                        Title:  Sr. Vice President

                                   EXHIBIT B-1

                       FORM OF BORROWING BASE CERTIFICATE



Foothill Capital Corporation
One Boston Plaza
Suite 1800
Boston, MA 02108

          The undersigned, the [chief financial officer] of Majestic Investor Holdings, LLC, a ("Parent"), pursuant to Section 6.2 of that certain Loan and Security Agreement, dated as of ____ December __, 2001 ( the "Loan Agreement"), entered into between Barden Nevada Gaming, LLC, a Nevada limited liability company, ("BNG"), Barden Colorado Gaming, LLC, a Colorado limited liability company, ("BCG"), Barden Mississippi Gaming, LLC, a Mississippi limited liability company, ("BMG") (BNG, BCG, and BMG are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as the "Borrowers"), Parent and Foothill Capital Corporation, a California corporation ("Lender"), hereby certifies to Lender that the following items, calculated in accordance with the terms and definitions set forth in the Loan Agreement for such items are true and correct, and that Borrowers are in compliance with and, after giving effect to any currently requested Loans, will be in compliance with the terms, conditions, and provisions of the Loan Agreement.

          All initially capitalized terms used in this Borrowing Base Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein

Effective Date of Calculation:

A.   BORROWING BASE CALCULATION

1.   Borrowers' consolidated EBITDA for the 12 month
     period ending as of the last day of the month
     preceeding such date of determination:                      $
                                                                  --------------
2.   Aggregate amount of reserves, if any established
     by Lender under Section 2.1(a)(ii) of the Loan
     Agreement                                                   $
                                                                  --------------
3.   Item 1 minus item 2 =                                       $
                                                                  --------------

B.   BCG AVAILABILITY CALCULATION

1.   Maximum Revolver Amount                                        $15,000,000

2.   Advances permitted under Borrowing Base

     a.   Borrowing Base (from Section A, Item 3)       $
                                                         -----------
     b.   Revolver Usage of BMG:                        $
                                                         -----------
     c.   Revolver Usage of BNG:                        $
                                                         -----------
     d.   BCG Letter of Credit Usage:                   $
                                                         -----------
     e.   Availability Reserve:                         $
                                                         -----------
           item a, minus the sum of items b, c, d, e =              $
                                                                     -----------

3.   BCG Availability
                      the lesser of item 1 and item 2:              $
                                                                     -----------

C.   BMG AVAILABILITY CALCULATION

1.   Maximum Revolver Amount                                        $15,000,000

2.   Advances permitted under Borrowing Base

     a.   Borrowing Base (from Section A, Item 3)       $
                                                         -----------
     b.   Revolver Usage of BCG:                        $
                                                         -----------
     c.   Revolver Usage of BNG:                        $
                                                         -----------
     d.   BMG Letter of Credit Usage:                   $
                                                         -----------
     e.   Availability Reserve:                         $
                                                         -----------

           item a, minus the sum of items b, c, d, e =              $
                                                                     -----------

3.   BMG Availability
                      the lesser of item 1 and item 2:              $
                                                                     -----------

D.   BNG AVAILABILITY CALCULATION

1.   Maximum Revolver Amount                                        $15,000,000

2.   Advances permitted under Borrowing Base

     a.   Borrowing Base (from Section A, Item 3)       $
                                                         -----------
     b.   Revolver Usage of BCG:                        $
                                                         -----------
     c.   Revolver Usage of BMG:                        $
                                                         -----------
     d.   BNG Letter of Credit Usage:                   $
                                                         -----------
     e.   Availability Reserve:                         $
                                                         -----------

           item a, minus the sum of items b, c, d, e =              $
                                                                     -----------
3.   BNG Availability

                      the lesser of item 1 and item 2:              $
                                                                     -----------



                  [Remainder of page intentionally left blank.]

          The undersigned hereby certifies that all of the foregoing is true and correct as of the effective date of the calculations set forth above and that such calculations have been made in accordance with the requirements of the Loan Agreement.

                                         MAJESTIC INVESTOR HOLDINGS, LLC,
                                         a Delaware limited liability company,
                                         as Parent

                                         By:
                                              ----------------------------------

                                         Title:
                                                 -------------------------------

                                   EXHIBIT C-1
                        (Form of Compliance Certificate)


                            [on Parent's letterhead]


To:   Foothill Capital Corporation
      One Boston Plaza
      Suite 1800
      Boston, MA 02108
      Attn: Business Finance Division Manager


          Re:  Compliance Certificate dated
                                           ------------------------

Ladies and Gentlemen:

          Reference is made to that certain Loan and Security Agreement, dated as of December __, 2000 (the "Loan Agreement") among Barden Nevada Gaming, LLC, a Nevada limited liability company, ("BNG"), Barden Colorado Gaming, LLC, a Colorado limited liability company, ("BCG"), Barden Mississippi Gaming, LLC, a Mississippi limited liability company, ("BMG") (BNG, BCG, and BMG are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as the "Borrowers"), Majestic Investor Holdings, LLC, a Delaware limited liability company, ("Parent") and Foothill Capital Corporation, a California corporation ("Lender"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

          Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Parent hereby certifies that:

          1. The financial information of Borrowers furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and fairly presents the financial condition of Borrowers.

          2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrowers during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement.

          3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking, or propose to take with respect thereto.

          4. Borrowers are in timely compliance with all representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents, except as set forth on Schedule 2 attached hereto. Without limiting the generality of the foregoing, Borrower is in compliance with the covenants contained in Section 7.20 of the Loan Agreement as demonstrated on Schedule 3 hereof.


          IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ________.



                                         MAJESTIC INVESTOR HOLDINGS, LLC,
                                         a Delaware limited liability company,
                                         as Parent



                                         By:
                                             ---------------------------
                                         Name:
                                         Title:

                                   SCHEDULE 3


1.   MINIMUM EBITDA.

          (a) Borrower's EBITDA for the _________ ending _________, ________ is $______________, which amount [IS/IS NOT] greater than or equal to the amount set forth in Section 7.20(a) of the Loan Agreement for the corresponding period.


2.   MAXIMUM CAPITAL EXPENDITURES.

          (a) The aggregate amount of capital expenditures made or committed to be made to date in the current fiscal year is $________________.

          (b) The aggregate amount set forth above [IS/IS NOT] less than or equal to the amount set forth in Section 7.20(b) of the Loan Agreement for the corresponding period.

                                                                    EXHIBIT I-1

                             INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT, dated as of December 6, 2001 (this "AGREEMENT"), is made by and between THE BANK OF NEW YORK, in its capacity as trustee under the Indenture (as defined below) and as secured party under the Pledge Agreement and the Security Agreement (each as defined in the Indenture) (together with its successors in such capacities, the "TRUSTEE"), and FOOTHILL CAPITAL CORPORATION, as lender ("FOOTHILL") under the Credit Agreement (as defined in the Indenture).

                                    RECITALS

     WHEREAS, Majestic Investor Holdings, LLC, a Delaware limited liability company ("COMPANY"), Majestic Investor Capital Corp., a Delaware corporation ("CAPITAL", and together with Company, the "ISSUERS"), the Subsidiary Guarantors named therein and the Trustee entered into that certain Indenture, dated as of December __, 2001 (the "INDENTURE"), whereby indebtedness was incurred by the Issuers, the repayment of which is secured by security interests in and liens on substantially all of the assets of the Issuers and their Restricted Subsidiaries (other than Foreign Subsidiaries) other than the Excluded Assets (the "Collateral"), and guaranteed, on a senior secured basis, by each of Company's existing and future Restricted Subsidiaries (the "SUBSIDIARY GUARANTORS");

     WHEREAS, as of December __, 2001, the Issuers, the Subsidiary Guarantors, and the Credit Facility Secured Party entered into that certain Loan and Security Agreement, dated as of December __, 2001 (the "CREDIT AGREEMENT"), whereby the Credit Facility Secured Party (as hereinafter defined) agreed, upon the terms and conditions stated therein, to make loans and advances to, or to issue letters of credit (or guaranties in respect thereof) for the account of, Barden Nevada Gaming, LLC, Barden Colorado Gaming, LLC and Barden Mississippi Gaming, LLC, in an aggregate principal and undrawn amount not to exceed the Maximum Amount (as defined below), the repayment of which is secured by security interests in and liens on the Collateral in accordance with the Credit Agreement and the collateral security documents, including deeds of trust, instruments and guaranties executed and delivered in connection therewith by the Issuers and any Subsidiary Guarantor, and such other agreements, instruments and certificates entered into in connection with the Credit Agreement (the "LOAN DOCUMENTS");

     WHEREAS, one of the conditions of the Credit Agreement is that the priority of the security interests and liens on the Collateral under the Credit Facility Loan Documents be senior to the security interests in and liens on the Indenture Collateral in the manner and to the extent provided for in this Agreement;

     WHEREAS, the Trustee and the Credit Facility Secured Party desire to enter into this Agreement concerning their respective rights with respect to the priority of their respective security interests in and liens on the Indenture Collateral; and

     WHEREAS, the terms of the Indenture permit the Issuers and the Subsidiary Guarantors to enter into the Credit Agreement, and in connection therewith, authorize and direct the Trustee to enter into an intercreditor agreement in the form of this Agreement.

     NOW, THEREFORE, the Parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

     "AGREEMENT" means this Intercreditor Agreement.

     "CAPITAL" has the meaning set forth in the recitals.

     "COLLATERAL" has the meaning set forth in the recitals.

     "COMPANY" has the meaning set forth in the recitals.

     "CREDIT AGREEMENT" has the meaning set forth in the recitals.

     "CREDIT FACILITY INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Issuers and the Subsidiary Guarantors to the Credit Facility Secured Party arising under or pursuant to the Credit Facility Loan Documents, including, in each case, interest, fees, and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Credit Facility Secured Party in respect of the Collateral in any Insolvency Proceeding.

     "CREDIT FACILITY LOAN DOCUMENTS" means the Credit Agreement and the Loan Documents as the same may be amended, modified, restated, extended, renewed, replaced or refinanced.

     "CREDIT FACILITY SECURED PARTY" means Foothill and each Person now or hereafter owning all or part of the Credit Facility Indebtedness.

     "ENFORCEMENT ACTION" means, with respect to any Party, (a) commencement of any action, whether judicial or otherwise, for the enforcement of such Party's rights and remedies as a secured creditor with respect to the Collateral, including commencement of any receivership or foreclosure proceedings against, or any other sale of, collection on, or disposition of, any Collateral, or any exercise of remedies with respect to the Collateral under the Indenture Documents or the Credit Facility Loan Documents; or (b) notifying any third-party account debtors of the Issuers or any of their subsidiaries to make payment directly to such Party or to any of its agents or other Persons acting on its behalf.

     "ENFORCEMENT EVENT" means the occurrence and continuance of an Event of Default.

     "ENFORCEMENT EVENT NOTICE" has the meaning set forth in SECTION 3.2.

     "ENTITLED PARTY" has the meaning set forth in SECTION 4.1(a).

     "EVENT OF DEFAULT" has the meaning set forth in the Financing Documents.

     "EXPIRY DATE" has the meaning set forth in SECTION 3.2(b)(i).

     "FINANCING DOCUMENTS" means the Indenture Documents and the Credit Facility Loan Documents.

     "FORECLOSURE ACTION" means any action to foreclose upon or enforce a Lien against any of the Collateral, including (a) commencing judicial or non-judicial foreclosure proceedings, (b) exercising any rights afforded to secured creditors in a case under the Bankruptcy Code with respect to the Collateral, or (c) taking any action under the Bankruptcy Code that directly relates to or directly affects any such Collateral, other than any such action that relates to or affects all or substantially all of the property of the bankruptcy estate.

     "FULLY PAID" means the payment in cash or cash equivalents in full of all obligations (other than indemnity obligations that survive payment in full) under the Credit Facility Loan Documents or the Indenture Documents, as the case may be, and in the case of the Credit Facility Loan Documents, at such time when there shall no longer be any obligation to make loans or advances or issue letters of credit (or guaranties in respect thereof) thereunder and there shall no longer be any letter of credit (or guaranty in respect thereof) outstanding thereunder or such letter of credit (or guaranty in respect thereof) shall have been fully cash collateralized (in accordance with the provisions of the Credit Facility Loan Documents).

     "HOLDERS" means the holders of the Notes.

     "INDENTURE" has the meaning set forth in the recitals.

     "INDENTURE DOCUMENTS" means the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by the Issuers or the Subsidiary Guarantors pursuant to the Indenture, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

     "INSOLVENCY PROCEEDING" means any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of either Issuer, any Subsidiary Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of either Issuer, any Subsidiary Guarantor, or any other subsidiary of the Issuers, or their respective successors or assigns.

     "ISSUERS" has the meaning set forth in the recitals.

     "LIEN PRIORITY" means, with respect to any Lien in and to the Collateral, the order of priority of such Lien as specified in SECTIONS 2.1 and 2.2.

     "LOAN DOCUMENTS" has the meaning set forth in the recitals.

     "MAXIMUM AMOUNT" has the meaning set forth in SECTION 2.1.

     "NOTES" means the senior secured notes issued under the Indenture.

     "PARTY" means any signatory to this Agreement.

     "SECURED LIABILITY" means the Subordinated Lien Indebtedness and the Credit Facility Indebtedness.

     "SUBORDINATED LIEN INDEBTEDNESS" means all present and future obligations, contingent or otherwise, of the Issuers and the Subsidiary Guarantors to the Trustee or Holders arising under or pursuant to the Indenture Documents, including, in each case, interest, fees and expenses accruing after the initiation of any Insolvency Proceeding (irrespective of whether allowed as a claim in such proceeding), and including the secured claims of the Trustee or the Holders in respect of the Collateral in any Insolvency Proceeding.

     "SUBSIDIARY GUARANTORS" has the meaning set forth in the recitals.

     "TRIGGER DATE" means the earlier of (i) the date on which an event contemplated by clause (b) or (c) of the definition of Trigger Event occurs,
(ii) the date on which an Enforcement Event Notice is delivered, and (iii) the final maturity date of the Credit Facility Indebtedness (after giving effect to any extensions granted thereunder).

     "TRIGGER EVENT" means:

          (a) the occurrence of an Event of Default,

          (b) the acceleration of the maturity of the Credit Facility Indebtedness by the Credit Facility Secured Party pursuant to the Credit Agreement, or

          (c) the commencement of any action or proceeding by the Credit Facility Secured Party, whether judicial or otherwise (but excluding demands for payment or notices of default), for the enforcement of the Credit Facility Secured Party's rights and remedies under any of the Credit Facility Loan Documents, including (i) commencement of any receivership or Foreclosure Action against or any other sale of, collection on or disposition of any Collateral, including any notification to third parties to make payment directly to the Credit Facility Secured Party; (ii) exercise of any right of set-off; (iii) commencement of any Insolvency Proceeding; and (iv) commencement of any judicial action or proceeding against either Issuer or any Subsidiary Guarantor to recover all or any part of the Credit Facility Indebtedness.

     "TRUSTEE" has the meanings set forth in the preamble.

     SECTION 1.2 Indenture Definitions. All other capitalized terms that are used but not defined herein have the respective meanings ascribed to such terms in the Indenture. Any modifications to such definitions which adversely affect the Credit Facility Secured Party under the Indenture after the date hereof shall not be effective under this Agreement without the consent of the Credit Facility Secured Party.

     SECTION 1.3 Miscellaneous. All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined. The words "hereof," "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE II

                                  LIEN PRIORITY

     SECTION 2.1 Agreement to Subordinate Liens. The Trustee hereby agrees that the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral are and shall be subordinate in priority to the Liens of the Credit Facility Secured Party in and to the Collateral securing the Credit Facility Indebtedness up to, but not in excess of, $15,000,000 of Indebtedness outstanding under the Credit Agreement and related interest, fees, costs and expenses (the "MAXIMUM AMOUNT"); provided that the rights of the Credit Facility Secured Party under this Agreement shall be void and of no further force and effect if, and only to the extent that, the Liens of the Credit Facility Secured Party in and to the Collateral are avoided, disallowed, set aside or otherwise invalidated in any action or proceeding by a court, tribunal or administrative agency of competent jurisdiction. The subordination of the Liens of the Trustee for the benefit of itself and the Holders in and to the Collateral in favor of the Credit Facility Secured Party provided for herein shall not be deemed to (a) subordinate the Liens of the Trustee to the Liens of any other Person; or (b) subordinate the Subordinated Lien Indebtedness to any Indebtedness of the Issuers or any of the Subsidiary Guarantors, including the Credit Facility Indebtedness.

     SECTION 2.2 No Contest; Excluded Assets. Each Party agrees that it will not attack or contest the validity, perfection, priority or enforceability of the Liens of the other Party or finance or urge any other Person to do so; provided that either Party may enforce its rights and privileges hereunder without being deemed to have violated this provision. Any provision contained in this Agreement to the contrary notwithstanding, the terms and conditions of this Agreement shall not apply to any property or assets (including property or assets that do not constitute Collateral) that one Party has a Lien on and the other Party does not.

     SECTION 2.3 Exercise of Rights.

          (a) The Trustee may exercise, and nothing herein shall constitute a waiver of, any right it may have at law or in equity to receive notice of, or to commence or join with any creditor in commencing any Insolvency Proceeding; provided that the exercise of any such right by the Trustee shall be (i) subject to the Lien Priority and the application of proceeds of Collateral under Section 3.4, and (ii) subject to the provisions of SECTIONS 3.1 and 3.2.

          (b) Notwithstanding any other provision hereof, the Trustee may make such demands or file such claims as may be necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure.

     SECTION 2.4 Priority of Liens. Irrespective of the order of recording of mortgages, financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Financing Documents, including any financing statements, the Parties agree among themselves that their respective Liens in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this Agreement and any of the Financing Documents.

                                  ARTICLE III

                             ACTIONS OF THE PARTIES

     SECTION 3.1 Limitation on Certain Actions. Subject to Section 3.2, until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid, and (b) the first date following the date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Trustee will not, without the prior written consent of the Credit Facility Secured Party, take any Enforcement Action.

     SECTION 3.2 Standstill Period.

          (a) If an Enforcement Event has occurred and is continuing, the Trustee, on behalf of the Holders, will give the Credit Facility Secured Party written notice thereof (an "ENFORCEMENT EVENT NOTICE").

          (b) The Trustee may, subject to the Lien Priority and the application of all proceeds of the Collateral in accordance with SECTION 3.4, take one or more Enforcement Actions so long as:

               (i) (A) an Enforcement Event is continuing for more than 180 consecutive days after the delivery of such Enforcement Event Notice (the "EXPIRY DATE"); (B) the Credit Facility Secured Party has not, on or before the Expiry Date, commenced one or more Enforcement Actions, and (C) the Issuer or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken is not the subject of an Insolvency Proceeding; or

               (ii) (A) the Credit Facility Secured Party has commenced any Enforcement Action on or prior to the Expiry Date and, at any time after the Expiry Date, is no longer pursuing any Enforcement Actions,
          (B) no Insolvency Proceeding is pending against Borrower or the Subsidiary Guarantor against which the Trustee's proposed Enforcement Action is to be taken, and (C) the Enforcement Event that was the subject of, or existing on the date of, the Enforcement Event Notice is then continuing.

          (c) Except as expressly provided for in this Agreement, nothing in this Agreement shall prevent the Parties hereto from exercising any other remedy, or taking any other action, under any of the Financing Documents.

     SECTION 3.3 Foreclosure. Any Party taking a permitted Foreclosure Action may enforce its Financing Documents independently as to each Issuer and each Subsidiary Guarantor and independently of any other remedy or security such Party at any time may have or hold in connection with its Secured Liabilities, and it shall not be necessary for such Party to marshal assets in favor of the other Party or any other Person or to proceed upon or against or exhaust any other security or remedy before proceeding to enforce the Financing Documents. Each of the Trustee (for so long as the Credit Facility Indebtedness is not Fully Paid) and the Credit Facility Secured Party (for so long as the Trustee and the Holders are owed any Subordinated Lien Indebtedness) expressly waives any right to require the other Party to marshal assets in its favor or to proceed against any Collateral provided by either Issuer or any Subsidiary Guarantor, or any other property, assets, or collateral provided by either Issuer, any Subsidiary

Guarantor, or any other Person, and agrees that the Party taking such permitted Foreclosure Action may proceed against either Issuer, any Subsidiary Guarantor, any Collateral or other property, assets, or other collateral provided by any of them or by any other Person, in such order as it shall determine in its sole and absolute discretion. The foregoing notwithstanding: (a) with respect to the sale or other disposition of any Collateral governed by Article 9 of the Uniform Commercial Code, the Party conducting such sale or other disposition agrees in favor of the other Party that every aspect of such sale or other disposition, including the method, manner, time, place, and terms, must be commercially reasonable; (b) with respect to the sale or other disposition of any other Collateral, the Party conducting such sale or other disposition agrees in favor of the other Party that such sale or other disposition shall be conducted according to the normal practices of commercial real property secured lenders generally; (c) with respect to the sale or other disposition of any Collateral by either Party, such Party agrees to provide the other Party with such written notice as it is required by applicable law (including, if applicable, the Uniform Commercial Code) to provide to the Issuers or the Subsidiary Guarantors (without regard to whether the Issuers or the Subsidiary Guarantors have waived their entitlement to receive such notice); and (d) the Credit Facility Secured Party agrees that, at such time as all Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party thereupon promptly shall cease all further Foreclosure Actions.

     SECTION 3.4 Distribution. Each Party agrees that, upon any distribution as a result of a Foreclosure Action, or the receipt of any other payment or distribution with respect to the Collateral, the proceeds thereof shall be distributed in the order of, and in accordance with, the following priorities:

          (a) FIRST:

               (i) if the Foreclosure Action is taken by the Credit Facility Secured Party, to the payment of all reasonable costs and expenses, commissions and taxes of the Credit Facility Secured Party incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Credit Facility Secured Party in connection therewith;

               (ii) if the Foreclosure Action is taken and entitled to be taken hereunder by the Trustee, to the payment of all reasonable costs and expenses, commissions and taxes of the Trustee incurred in connection with taking any such Foreclosure Action or other realization, including all reasonable expenses (including attorneys' fees and expenses), liabilities and advances made or incurred by the Trustee in connection therewith;

          (b) SECOND, to the Credit Facility Secured Party, until the earlier of (i) the Credit Facility Indebtedness being Fully Paid, and (ii) the first time following the date at which the Maximum Amount of Credit Facility Indebtedness is Fully Paid;

          (c) THIRD, to the Trustee, until all Subordinated Lien Indebtedness is Fully Paid; and

          (d) FOURTH, to the Credit Facility Secured Party until all outstanding Credit Facility Indebtedness in excess of the Maximum Amount is Fully Paid.

     SECTION 3.5 Notice of Certain Events. Each Party agrees that it will notify the other Party, in writing, if it receives actual notice of the occurrence of a Trigger Event or Enforcement Event, not later than 30 days after the date of actual notice of any such occurrence. The Trustee agrees that it will provide the Credit Facility Secured Party at least 15 days prior to exercising any remedies with respect to any portion of the Collateral. The Credit Facility Secured Party will provide the Trustee with such advance written notice as is reasonably practicable under the circumstances prior to exercising any remedies with respect to any portion of the Collateral. Notwithstanding the foregoing,
(a) the Credit Facility Secured Party shall not be obligated to provide such prior written notice if exigent circumstances require that the Credit Facility Secured Party act immediately in order to preserve, protect, or obtain possession or control over the Collateral or any portion thereof or such notice is not reasonably practicable in the circumstances; provided that if the Credit Facility Secured Party does not provide any advance written notice prior to exercising any remedies with respect to any portion of the Collateral, the Credit Facility Secured Party agrees to provide the Trustee with written notice as soon as practicable following the Credit Facility Secured Party first exercising any of its secured creditor remedies with respect to the Collateral; and (b) no Party shall incur any liability to the other under this SECTION 3.5 as a result of the failure of such Party to provide any such notice so long as the failure to so provide such notice was not the result of willful misconduct, bad faith or gross negligence.


                                   ARTICLE IV

                            ENFORCEMENT OF PRIORITIES

     SECTION 4.1 In Furtherance of Lien Priorities. Each Party agrees as follows:

          (a) All payments or distributions of or with respect to the Collateral that are received by any Party contrary to the provisions of this Agreement shall be segregated from other funds and property held by such Party and shall be held in trust for the Party entitled thereto (the "ENTITLED PARTY") in accordance with the provisions of SECTION 3.4 and such Party shall forthwith pay over such remaining proceeds to the Entitled Party in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) or held as Collateral (in the case of non-cash property or securities) in accordance with the provisions hereof and the provisions of the applicable Financing Documents.

          (b) After the earlier of (i) the date on which all Credit Facility Indebtedness is Fully Paid, and (ii) the first date following the Trigger Date on which the Maximum Amount of Credit Facility Indebtedness is Fully Paid, the Credit Facility Secured Party will promptly execute and deliver all further instruments and documents, and take all further acts that may be necessary, or that the Trustee may reasonably request, to permit the Trustee to evidence the termination of the Lien Priority hereunder, or in furtherance thereof; provided that (x) the Credit Facility Secured Party shall not be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this SECTION 4.1(b) to the extent that such action would contravene any law, order or other legal requirement, and in the event of a controversy or dispute, the Credit Facility Secured Party may interplead any payment or distribution in any court of competent jurisdiction; and (y) the Credit Facility Secured Party shall not incur any liability to the Trustee for failure to provide any such further instruments and documents or take any further acts, so long as the failure to provide any such further instruments and documents or take any such further act was not the result of malfeasance, willful misconduct or gross negligence.

          (c) Each Party is hereby authorized to demand specific performance of this Agreement, whether or not either Issuer or any Subsidiary Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when either Party shall have failed to comply with the provisions of this Agreement applicable to it; provided that the remedy of specific performance shall not be available, and the asserting Party shall be free to assert any and all legal defenses it may possess, if such remedy would result in, or otherwise constitute, a violation of the Employee Retirement Income Security Act of 1974, as amended. Each Party hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (d) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Liabilities is, other than as a result of any intentional fraud or gross negligence of the applicable Party, rescinded or must otherwise be returned by the applicable Party upon the insolvency, bankruptcy or reorganization of either Issuer or any Subsidiary Guarantor or otherwise, all as though such payment had not been made.

     SECTION 4.2 Perfection of Possessory Security Interests. For the limited purpose of perfecting the security interests of the Parties in those types or items of Collateral in which a security interest only may be perfected by possession or control, each Party hereby appoints the other as its representative for the limited purpose of possessing on its behalf any such Collateral that may come into the possession or control of such other Party from time to time, and each Party agrees to act as the other's representative for such limited purpose of perfecting the other's security interest by possession or control through a representative, provided that neither Party shall incur any liability to the other by virtue of acting as the other's representative hereunder. In this regard, any Party that is in possession or control of any such item of Collateral agrees that if it elects to relinquish possession or control of such item of Collateral it shall deliver possession or control thereof to the other Party; provided, that no Party shall be required to deliver any such item of Collateral or take any other action referred to in this section to the extent that such action would contravene any law, order or other legal requirements, and in the event of a controversy or dispute, such Party may interplead any item of Collateral in any court of competent jurisdiction.

     SECTION 4.3 Control of Dispositions of Collateral and Effect thereof on Junior Liens.

          (a) Each Party hereby agrees that any collection, sale, or other disposition of Collateral (whether under the applicable Uniform Commercial Code or otherwise) by the Credit Facility Secured Party shall be free and clear of any Lien of the Trustee in such Collateral; provided that the Trustee shall retain a Lien (having the same priority as the Lien it previously had on the item of Collateral that was collected, sold or otherwise disposed of) on the proceeds of such collection, sale, or other disposition (except to the extent such proceeds are applied to the Credit Facility Indebtedness in accordance with
SECTION 3.4).

          (b) To the extent reasonably requested by the Credit Facility Secured Party, the Trustee will cooperate in providing any necessary or appropriate releases to permit a collection, sale, or other disposition of Collateral, as provided in Section 4.3(a), by the Credit Facility Secured Party therein free and clear of the Trustee's junior Lien.


                                   ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1 Rights of Subrogation. The Trustee agrees that no payment or distribution to the Credit Facility Secured Party pursuant to the provisions of this Agreement shall entitle the Trustee to exercise any rights of subrogation in respect thereof until the earlier of (a) the date on which all Credit Facility Indebtedness is Fully Paid and (b) the Maximum Amount of Credit Facility Indebtedness shall have been Fully Paid.

     SECTION 5.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further reasonable action (including the recordation of a subordination agreement in the appropriate recorder's office), that may be necessary or desirable, or that either Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Party to exercise and enforce its rights and remedies hereunder; provided that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this SECTION 5.2 to the extent that such action would contravene any law, order or other legal requirement binding upon such Party, and in the event of a controversy or dispute, any Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this SECTION 5.2.

     SECTION 5.3 Defenses Similar to Suretyship Defenses. All rights, interests, agreements and obligations of each of the Parties under this Agreement shall remain in full force and effect irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Liabilities, or any other amendment or waiver of or any consent to departure from the Financing Documents; provided that this SECTION 5.3(a) shall not apply to, and the Trustee's Liens on the Collateral shall not be subordinated in priority by virtue of this Agreement to, the Credit Facility Secured Party's Liens thereon if and to the extent that the Credit Facility Indebtedness is increased, without the express written consent of the Trustee, to an amount in excess of the Maximum Amount;

          (b) any exchange, release, non-enforcement or non-perfection of any Party's Liens with respect to any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Liabilities; or

          (c) any failure by any Party to marshal assets in favor of any other Party or any other Person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Financing Documents.

     SECTION 5.4 Amendments, Etc. No amendment or waiver of any provision of this Agreement and no consent to any departure by any Party shall be effective unless the same is in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.5 Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing, and if to the Trustee, mailed, sent by facsimile or delivered to it at the following address:

     The Bank of New York
     5 Penn Plaza, 13th Floor
     New York, NY 10001
     Facsimile: (212) 896-7298
     Attention:  Robert Massimillo

and if to the Credit Facility Secured Party, mailed, sent by facsimile or delivered to it at the following address:

     Foothill Capital Corporation
     One Boston Plaza
     Suite 1800
     Boston, Massachusetts 02108
     Facsimile:  (617) 523-1697
     Attention:  Business Finance Division Manager

with copies to the Issuers, mailed, sent by facsimile or delivered to them at the following address:

     Majestic Investor Holdings, LLC
     Majestic Investor Capital Corp.
     One Buffington Harbor Drive
     Gary, Indiana 46406
     Facsimile:  (219) 977-7811
     Attention:  Michael E. Kelly

or as to any Party at such other address designated by such Party in a written notice to the other Party complying as to delivery with the terms of this
SECTION 5.5. All such demands, notices and other communications shall be effective: (a) if mailed, two business days after deposit in the mails, postage prepaid; (b) if sent by facsimile, when receipt is acknowledged by the receiving facsimile equipment (or at the opening of the next business day if receipt is after normal business hours); or (c) if by other means, when delivered.

     SECTION 5.6 No Waiver of Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.7 Termination of Agreement. This Agreement shall (a) be binding upon the Parties and their successors and assigns (including, without limitation, all parties that become lenders or participants under the Credit Facility); (b) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns; and (c) terminate upon the Credit Facility Indebtedness or the Subordinated Lien Indebtedness being

Fully Paid; provided that the obligations of the Parties under SECTIONS 4.1 and
5.2 shall survive this Agreement.

     SECTION 5.8 Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

     SECTION 5.9 Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

     SECTION 5.10 No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties (and their successors and assigns) and the holders of the Secured Liabilities (including the Credit Facility Secured Party and the Holders). No other Person (including either Issuer, any Subsidiary Guarantor or any subsidiary or affiliate of the Issuers) shall be deemed to be a third party beneficiary of this Agreement or shall have any rights to enforce any provisions hereof.

     SECTION 5.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     SECTION 5.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or any other priority set forth in this Agreement.

     SECTION 5.13 Trustee Status. Notwithstanding any term herein to the contrary, it is hereby expressly agreed and acknowledged that the subordination and related agreements set forth herein by the Trustee are made solely in its capacity as trustee and secured party under the Indenture Documents and with respect to the Notes (and not in its individual commercial capacity, except to the extent that it is or becomes a Holder). The Trustee shall not have any duties, obligations, or responsibilities to the Credit Facility Secured Party under this Agreement except as expressly set forth herein. Nothing in this Agreement shall be construed to operate as a waiver by the Trustee, with respect to the Issuers or any holder of any Subordinated Lien Indebtedness, of the benefit of any exculpatory provisions, presumptions, indemnities, protections, benefits, immunities or reliance rights contained in the Indenture, and, by their acknowledgment hereof, the Issuers expressly agree that as between them and the Trustee, the Trustee shall have such benefit with respect to all actions or omissions by the Trustee pursuant to this Agreement. For all purposes of this Agreement, the Trustee may (a) rely in good faith, as to matters of fact, on any representation of fact believed by Trustee to be true (without any duty of investigation) and that is contained in a written certificate of any authorized representative of the Issuers or of the Credit Facility Secured Party; (b) rely in good faith, as to matters of law, on any advice received from its legal counsel or an opinion of its counsel, counsel to the Issuers or counsel to the Credit Facility Secured Party, and shall have no liability for any action or omission taken in reliance thereon; and (c) assume in good faith (without any duty of investigation), and rely upon, the genuineness, due authority, validity, and accuracy of any certificate, instrument, notice, or other document believed by it in good faith to be genuine and presented by the proper person.

     SECTION 5.14 Gaming Laws and Liquor Laws.

          (a) The Trustee and the Credit Facility Secured Party acknowledge, understand and agree that the Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to them under this Agreement with respect to the Collateral subject to the Gaming Laws and Liquor Laws.

          (b) If any consent under the Gaming Laws or Liquor Laws is required in connection with the taking of any of the actions which may be taken by either the Trustee or the Credit Facility Secured party in the exercise of their rights hereunder, then each agrees to use its best efforts to secure such consent and to cooperate with the other party in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, each party shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee or the Credit Facility Secured Party may be required to file in order to obtain any necessary approvals under the Gaming Law and Liquor Laws.

          IN WITNESS WHEREOF, each Party has caused this Agreement to be duty executed and delivered as of the date first above written.


                         CREDIT FACILITY SECURED PARTY:

                         FOOTHILL CAPITAL CORPORATION


                         By:
                                  ---------------------------------------------
                                  Name: Kevin M. Coyle
                                  Title: Sr. Vice President


                         TRUSTEE:

                         THE BANK OF NEW YORK


                         By:
                                  ---------------------------------------------
                                  Name: Robert A. Massimillo
                                  Title: Vice President




Intercreditor Agreement

                                 ACKNOWLEDGMENT


     Each of the undersigned hereby acknowledges that (a) it has received a copy of the foregoing Intercreditor Agreement and consents thereto, and agrees to recognize all rights granted hereby to the parties thereto, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Intercreditor Agreement, and (b) it is not an intended beneficiary or third-party beneficiary under the Intercreditor Agreement.


Dated as of December 6, 2001.


                         MAJESTIC INVESTOR HOLDINGS, LLC


                         By:
                                  ---------------------------------------------
                                  Name: Don H. Barden
                                  Title: Manager


                         MAJESTIC INVESTOR CAPITAL CORP.


                         By:
                                  ---------------------------------------------
                                  Name: Don H. Barden
                                  Title: President

                         BARDEN NEVADA GAMING, LLC

                         By:
                                  ---------------------------------------------
                                  Name: Don H. Barden
                                  Title: President

                         BARDEN MISSISSIPPI GAMING, LLC


                         By:
                                  ---------------------------------------------
                                  Name: Don H. Barden
                                  Title: Manager


                         BARDEN COLORADO GAMING, LLC

                         By:
                                  ---------------------------------------------
                                  Name: Don H. Barden
                                  Title: Manager

                         MAJESTIC INVESTOR, LLC

                          By:
                                  ---------------------------------------------
                                  Name: Don H. Barden
                                  Title: Manager




Intercreditor Acknowledgment

                                  EXHIBIT L-1


                              FORM OF LIBOR NOTICE


Foothill Capital Corporation
One Boston Plaza
Suite 1800
Boston, MA 02108
Attention: Business Finance Division Manager

Ladies and Gentlemen:

                  Reference hereby is made to that certain Loan and Security Agreement, dated as of December __, 2001 (the "Loan Agreement"), among Barden Colorado Gaming, LLC, a Colorado limited liability company, ("BCG"), Barden Mississippi Gaming, LLC, a Mississippi limited liability company, ("BMG"), Barden Nevada Gaming, LLC, a Nevada limited liability company, ("BNG") (BCG, BMG, and BNG are referred to hereinafter each individually as a "Borrower," and individually and collectively, jointly and severally, as the "Borrowers"), Majestic Investor Holdings, LLC, a Delaware limited liability company, ("Parent") and Foothill Capital Corporation, a California corporation ("Lender"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

                 This LIBOR Notice represents [BCG's/BMG's/BNG's] request to elect the LIBOR Option with respect to outstanding Advances in the amount of $____________ (the "LIBOR Rate Advance")[, and is a written confirmation of the telephonic notice of such election given to Lender].

                  Such LIBOR Rate Advance will have an Interest Period of [1, or 2] month(s) commencing on ___________________________.

                  This LIBOR Notice further confirms [BCG's/BMG's/BNG's] acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Loan Agreement, of the LIBOR Rate as determined pursuant to the Loan Agreement.

                  [BCG/BMG/BNG] represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.


                                  Dated:
                                        ---------------------------------------


                                  [BARDEN COLORADO GAMING, LLC/
                                  BARDEN MISSISSIPPI GAMING, LLC,/
                                  BARDEN NEVADA GAMING, LLC],
                                  a [Colorado/Mississippi/Nevada] limited
                                  liability company,
                                  as Borrower


                                  By
                                         --------------------------------------
                                  Name:
                                         --------------------------------------
                                  Title:
                                         --------------------------------------


Acknowledged by:

FOOTHILL CAPITAL CORPORATION


By:
      ---------------------------
Name:
      ---------------------------
Title:
      ---------------------------


                                       2